UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ⌧

Filed by a Party other than the Registrant  ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

Dime Community Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.
◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

◻    Fee paid previously with preliminary materials.

◻    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 16, 2021

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”), which will be held on May 27, 2021 at 10:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. Shareholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2021. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.

The attached Notice of the Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. The Company's Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” each of these matters.  The directors and executive officers of the Company, as well as a representative of Crowe LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company's independent registered public accounting firm for the year ending December 31, 2021, will be available during the Annual Meeting.

2020 was a transformational year for the Company. We entered into a merger of equals agreement between Bridge Bancorp, Inc. (“Bridge”) and Dime Community Bancshares, Inc. (“Legacy Dime”) on July 1, 2020. During the year, we were both able to successfully balance planning for and launching our merger integration roadmap and continuing to maintain the momentum in our core businesses.

On February 1, 2021, we completed the merger transaction and we are especially proud of the people within our organization that have made the success of this merger possible.  The merger brought together two high-performing banks with complementary strengths to create the greater New York’s Premier Business Bank with size, scale, and product offerings to compete and win in an evolving market.  Our leadership begins with a strong and diverse Board of Directors which brings a mix of complementary strengths and deep expertise from both Legacy Dime and Bridge. In addition to the Board, we have a seasoned management team with the key attributes needed to lead the Company into the future.

As we turn our attention to 2021, our focus is on completing the merger integration, including executing on our committed cost savings and the remaining online banking systems conversions later this year, as well as leveraging business synergy opportunities to drive sustained organic growth. By bringing together the best of both banks, we believe we have several unique catalysts in place to create a differentiated story in today’s banking environment.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope you participate in our virtual Annual Meeting.

Sincerely yours,

Kenneth J. Mahon	Kevin M. O’Connor
Executive Chairman of the Board	Chief Executive Officer

DIME COMMUNITY BANCSHARES, INC

898 Veterans Memorial Highway

Hauppauge, NY 11788

(631) 537-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 27, 2021

To the Shareholders of Dime Community Bancshares, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”) will be held virtually on Thursday, May 27, 2021 at 10:00 a.m. Eastern Time, to consider and vote upon the following:

1)	The election of 12 directors to the Company’s Board of Directors, to hold office for a term of one year, and until their successors are elected and qualified;
2)	The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;
3)	Approval, by a non-binding advisory vote, of the compensation of the Company’s Named Executive Officers;
4)	Approval of the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan; and

5)
Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

This year’s Annual Meeting will be a completely virtual meeting of shareholders, You will only be able to participate in the Annual Meeting, vote shares and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2021.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE ITEMS FOR THE REASONS DESCRIBED IN THE PROXY STATEMENT.

The Board of Directors has fixed April 1, 2021 as the record date for the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection by any shareholder for any lawful purpose germane to the Annual Meeting during the 10 days prior to the Annual Meeting and during the Annual Meeting. Shareholders may access the list at www.virtualshareholdermeeting.com/DCOM2021.

By Order of the Board of Directors

Patricia M. Schaubeck
Corporate Secretary

Hauppauge, New York
April 16, 2021

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  THE BOARD OF DIRECTORS URGES YOU TO VOTE BY INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE. VOTING IN ADVANCE OF THE MEETING WILL NOT PREVENT YOU FROM ATTENDING AND VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 27, 2021

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 16, 2021, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials to certain shareholders, containing instructions on how to access our proxy materials, including our Proxy Statement and annual report to shareholders, over the Internet and how to attend and vote at the Annual Meeting. Other shareholders received paper copies of our proxy materials. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, proxy card and annual report to shareholders are enclosed.

Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of the Annual Meeting. However, if you received such a Notice of Internet Availability of Proxy Materials and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to request paper copies.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

The notice of meeting, Proxy Statement, annual report to shareholders and sample proxy card are available for review at www.ProxyVote.com. The notice of meeting, Proxy Statement and annual report are also available on the Company’s website at www.dime.com. Information on our website is not a part of this Proxy Statement or accompanying materials.

IMPACT OF MERGER OF BRIDGE BANCORP, INC. AND DIME COMMUNITY BANCSHARES, INC.

On February 1, 2021, Bridge Bancorp Inc. (“Bridge”) and Dime Community Bancshares, Inc. (“Legacy Dime”) announced the closing of the merger of equals between the respective companies, with Bridge as the surviving legal entity. Pursuant to the terms of the merger agreement dated July 1, 2020, each share of Legacy Dime was converted into 0.648 common shares of Bridge and the combined company was renamed Dime Community Bancshares, Inc. (the “Company”).  The common stock of the Company began trading on The Nasdaq Global Select Market under the ticker “DCOM” on February 1, 2021. The information provided in this Proxy Statement as of December 31, 2020 (unless stated otherwise) reflects the Bridge-only information prior to the closing of the merger.

In connection with the merger, the Company amended its bylaws to establish certain corporate governance provisions, including those set forth below.

Board of Directors

The Board of Directors of the Company currently consists of 12 directors, with 6 directors designated by Bridge and 6 directors designated by Legacy Dime.  For a period of 36 months following the closing of the merger on February 1, 2021 (the “Specified Period”), the Board will consist of six Bridge directors, which are directors initially designated by Bridge and their successors as designated by Bridge, and six Legacy Dime directors, which are directors initially designated by Legacy Dime and their successors as designated by Legacy Dime.  From Bridge, the six initial directors are Marcia Z. Hefter, Lead Director, Matthew Lindenbaum, Albert E. McCoy, Jr., Raymond A. Nielsen, Kevin M. O’Connor, and Dennis A. Suskind.   From Legacy Dime, the six initial directors are Kenneth J. Mahon, Executive Chairman, Rosemarie Chen, Michael P. Devine, Vincent F. Palagiano, Joseph J. Perry, and Kevin Stein.  Following the termination of the Specified Period, the Board of Directors shall consist of a number of directors as designated by resolution of the Board from time to time.

Annual Election of Directors

Prior to the merger, Bridge and Legacy Dime each had staggered boards of directors whereby approximately one-third of each board was elected by shareholders every three years, and directors were elected to serve three-year terms. The amended bylaws of the Company provide for the annual election of directors.  Following the merger, the Company’s Board was de-classified.  At this Annual Meeting, all directors will stand for election and, if elected, will serve a one-year term to expire at the next annual meeting of shareholders.

Committees of the Board of Directors

During the Specified Period, each of the Audit Committee, the Compensation and Human Resources Committee, and the Corporate Governance and Nominating Committee will consist of at least four members and will be comprised of 50% Legacy Dime directors and 50% Bridge directors.

Executive Management

The senior executive officers of the Company are (i) the previous Bridge President and Chief Executive Officer, Kevin M. O’Connor, who serves as Chief Executive Officer (and also a director) of the Company, (ii) Legacy Dime President, Stuart H. Lubow, who serves as President and Chief Operating Officer of the Company, (iii) John M. McCaffery, the previous Executive Vice President and Chief Financial Officer of Bridge, who serves as Senior Executive Vice President and Chief Risk Officer of the Company, and (iv) Avinash Reddy, the previous Senior Executive Vice President and Chief Financial Officer of Legacy Dime, who serves in the same positions with the Company.  During the Specified Period,  the affirmative vote of 75% of the Board of Directors of the Company will be needed to remove any of those individuals from serving in the aforementioned capacities, terminate them without cause, modify their duties or amend their employment or other agreements with the Company.

Corporate Name and Headquarters

In connection with the merger, Bridge changed its name to “Dime Community Bancshares, Inc.”  The Company’s corporate headquarters will remain in Hauppauge, New York and a corporate office will be maintained in New York, New York.  The Company remains incorporated in the State of New York.  The Company’s common stock trades on The Nasdaq Global Select Market under the symbol “DCOM.”

GENERAL INFORMATION

General

This Proxy Statement is being furnished to the shareholders of Dime Community Bancshares, Inc. (the “Company”,  “we”, “our” or “us”) in connection with the solicitation of proxies by the Company's Board of Directors from holders of the shares of the Company's issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), for use at the virtual Annual Meeting of Shareholders to be held on May 27, 2021 (the “Annual Meeting”) at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and/or a Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 16, 2021.

Record Date

The Company's Board of Directors has fixed the close of business on April 1, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only shareholders of record at the close of business on April 1, 2021 will be entitled to vote at the Annual Meeting. There were 41,558,698 shares of Common Stock outstanding on the Record Date.

Why A Virtual Meeting

We are pleased to conduct the Annual Meeting solely online via the Internet through a live webcast and online shareholder tools. Given the ongoing health concerns related to COVID-19, we believe it important for the safety of shareholders and all of our constituents to participate fully from a remote location. We have designed the virtual format for ease of shareholder access and participation. Shareholders may vote and submit questions online during the meeting by following the instructions below.

Annual Meeting Admission and Participation

You are entitled to attend and participate in the Annual Meeting only if you were a Company shareholder as of the Record Date or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission as described herein. If you do not comply with the procedures described herein for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting. Shareholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2021. To attend online and participate in the Annual Meeting, shareholders of record will need to use their control number on their Notice of Internet Availability of Proxy Materials or proxy card. Beneficial shareholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Shareholders may submit questions live during the meeting. Shareholders can also access copies of the Proxy Statement and annual report on the website.

SOLICITATION AND VOTING OF PROXIES

Voting During the Meeting

Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the Annual Meeting, by completing proxies online or by telephone, or, if they received printed copies of these materials, by mailing their proxy cards. Shareholders can vote via the internet in advance of or during the Annual Meeting. Shareholders who attend the virtual Annual Meeting can vote during the meeting while the polls are open by clicking on the “Vote” button at www.virtualshareholdermeeting.com/DCOM2021 or submit questions during the Annual Meeting in the text box. Even if you plan to participate in the meeting, we recommend that you vote in advance by proxy, in case you later change your mind and determine not to participate in the meeting.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share held on the Record Date. You may vote your shares of Common Stock in advance of the meeting by marking and signing your Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or internet by following the instructions stated on  your Notice of Internet Availability of Proxy Materials or Proxy Card or by attending and voting via the internet during the Annual Meeting. All properly executed proxies received by the Company on or before 11:59 p.m. Eastern Time on May 26, 2021 will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR the election of each of the nominees for director, FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, FOR the approval of compensation of the Company’s Named Executive Officers (as defined herein), and FOR the approval of the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan.

Management is not aware of any matters other than those set forth in the Notice of the Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the person named in the proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company's Board of Directors.

Quorum and Vote Required

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and with respect to the advisory proposal regarding the compensation of our Named Executive Officers and with respect to the approval of the Company’s 2021 Equity Incentive Plan. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the election of directors, the advisory vote regarding the compensation of our Named Executive Officers, or with respect to the Company’s 2021 Equity Incentive Plan, no votes will be cast on your behalf. These are referred to as “broker non-votes”. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

The presence by proxy or attendance via webcast at the Annual Meeting of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.

Directors are elected by a plurality of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies as to which authority to vote for a nominee is marked “WITHHOLD.” Shareholders may not vote their shares cumulatively for the election of directors.

Proposals 2, 3 and 4 require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”

Although the advisory vote on the compensation of Named Executive Officers (Proposal 3) is non-binding as provided by law, the Company’s Board of Directors will review the results of the vote and consider them in making future determinations concerning executive compensation.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company's Corporate Secretary at 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788 or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by voting at the Annual Meeting.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company or Dime Community Bank (the “Bank”) by telephone or other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. The Company has hired Equiniti (US) Services LLC to assist us in soliciting proxies and has agreed to pay a fee of $7,500 for their services.

Interests of Directors and Management in Certain Proposals

Shareholders will be asked to cast a non-binding advisory vote on Proposal 3 regarding compensation to the Company's Named Executive Officers and to cast a vote on Proposal 4 for the approval of the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan. The results of such votes may influence future compensation decisions. As a result, the Company's senior executives have personal interests in the outcome of these proposals that are different from the interests of the Company's other shareholders. The Board was aware of these interests and took them into account in recommending that the shareholders vote in favor of Proposal 3 and Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table sets forth, as of the Record Date, certain information as to the shares of Common Stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Common Stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Common Stock as of the Record Date.  Except for the column titled “Percent of Outstanding Shares,” and as otherwise indicated, the information provided in the table was obtained from filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications  As used herein, “voting power” includes the power to vote, or direct the voting of, Common Stock and “investment power” includes the power to dispose, or direct the disposition, of such shares.  Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

	Number of Shares Owned		Percent of
Name and Address	and Nature of Beneficial		Outstanding
of Beneficial Owner	Ownership		Shares

BlackRock, Inc.
55 East 52nd Street	5,906,926	(1)	14.2%
New York, NY 10055

Basswood Capital Management L.L.C.
645 Madison Avenue, 10th Floor	3,979,003	(2)	9.6%
New York, NY 10022

T. Rowe Price Associates, Inc.
100 E. Pratt Street	2,310,596	(3)	5.6%
Baltimore, MD 21202

(1)	Represents the total shares of Common Stock beneficially owned by Blackrock, Inc. as described in the Schedule 13G/A filed on March 10, 2021 with the SEC.
(2)	Represents the total shares of Common Stock collectively beneficially owned by Basswood Capital Management, L.L.C., Matthew Lindenbaum, Bennett Lindenbaum and certain other persons as disclosed in the Schedule 13D/A filed on February 8, 2021 with the SEC and as otherwise disclosed to the Company.
(3)	Represents the total shares of Common Stock beneficially owned by T. Rowe Price Associates, Inc. as described in the Schedule 13G/A filed on March 10, 2021 with the SEC.

Security Ownership of Management

The following table sets forth information as of the Record Date with respect to the shares of Common Stock beneficially owned by each of the Company’s directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officer) of the Company (the “Named Executive Officers” or “NEOs”), certain other executive officers, and all of the Company’s directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after April 1, 2021.

The Company’s Insider Trading and Confidentiality of Information Policy prohibits directors and executive officers from pledging Common Stock as collateral for any loan.

		Number of Shares				Vested Stock
		Owned and				Options Included
		Nature of		Percent of		in Beneficial
		Beneficial		Outstanding		Ownership
Name of Beneficial Owner	Position	Ownership(1)		Shares		Total(2)
Kenneth J. Mahon	Director, Executive Chairman of the Board	346,357	(3)	*	%	—
Marcia Z. Hefter	Director, Lead Director of the Board	123,278	(4)	*
Rosemarie Chen	Director	8,640	(5)	*
Michael P. Devine	Director	440,154	(6)	1.1%		—
Matthew A. Lindenbaum	Director	3,840,720	(7)	9.2%		—
Albert E. McCoy, Jr.	Director	175,147	(8)	*		—
Raymond A. Nielsen	Director	33,771	(9)	*		—
Kevin M. O'Connor	Director, Chief Executive Officer	326,102	(10)	*		65,142
Vincent F. Palagiano	Director	590,547	(11)	1.4%
Joseph J. Perry	Director	50,474	(12)	*		—
Kevin Stein	Director	16,425	(13)	*
Dennis A. Suskind	Director	85,384	(14)	*
Stuart H. Lubow	President and Chief Operating Officer	253,617	(15)	*		—
Avinash Reddy	Senior Executive Vice President and Chief Financial Officer	43,560	(16)	*		—
John M. McCaffery	Senior Executive Vice President and Chief Risk Officer	92,653	(17)	*		29,421
Conrad J. Gunther	Executive Vice President and Chief Lending Officer	69,222	(18)	*		—
Howard H. Nolan	Former Senior Executive Vice President, Chief Operating Officer and Corporate Secretary	94,511	(19)	*		29,346
Kevin L. Santacroce	Executive Vice President and Deputy Chief Lending Officer	97,678	(20)	*		29,116
James J. Manseau	Executive Vice President and Chief Retail Banking Officer	92,748	(21)	*		26,995
All directors and executive officers as a group (21 persons)		6,815,166	(22)	16.40%		180,020
*	Represents less than 1%

(1)	Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose).
(2)	All vested stock options are exercisable.
(3)	Includes 2,608 time-vested restricted stock awards over which Mr. Mahon has voting power.
(4)	Includes 2,333 time-vested restricted stock awards over which Ms. Hefter has voting power.
(5)	Includes 2,127 time-vested restricted stock awards over which Ms. Chen has voting power.
(6)	Includes 1,784 time-vested restricted stock awards over which Mr. Devine has voting power.
(7)

Includes the total shares of Common Stock collectively beneficially owned by Matthew Lindenbaum and Basswood Capital Management, LLC, with respect to which Mr. Lindenbaum serves as Principal Managing Member and Portfolio Manager.  As described in the in the Schedule 13D/A filed on February 8, 2021 with the SEC with respect to the Company’s Common Stock, each of Basswood Capital Management, L.L.C., Matthew Lindenbaum and Bennett Lindenbaum may be deemed to be part of a “group” with such other reporting persons. Includes 1,784 time-vested restricted stock awards over which Mr. Lindenbaum has voting power.

(8)	Includes 1,990 time-vested restricted stock awards over which Mr. McCoy, Jr. has voting power.
(9)	Includes 1,990 time-vested restricted stock awards over which Mr. Nielsen has voting power.
(10)	Includes 92,881 time-vested restricted stock awards over which Mr. O’Connor has voting power.
(11)	Includes 1,784 time-vested restricted stock awards over which Mr. Palagiano has voting power.
(12)	Includes 2,127 time-vested restricted stock awards over which Mr. Perry has voting power.
(13)	Includes 2,127 time-vested restricted stock awards over which Mr. Stein has voting power.
(14)	Includes 1,990 time-vested restricted stock awards over which Mr. Suskind has voting power.

(15)	Includes 47,225 time-vested restricted stock awards over which Mr. Lubow has voting power.
(16)	Includes 23,612 time-vested restricted stock awards over which Mr. Reddy has voting power.
(17)	Includes 31,117 time-vested restricted stock awards over which Mr. McCaffery has voting power.
(18)	Includes 23,612 time-vested restricted stock awards over which Mr. Gunther has voting power.
(19)

Mr. Nolan currently serves as a consultant to the Company. Prior to the merger on February 1, 2021, Mr. Nolan served as Senior Executive Vice President, Chief Operating Officer, and Corporate Secretary of Bridge.

(20)	Includes 30,925 time-vested restricted stock awards over which Mr. Santacroce has voting power.
(21)	Includes 22,184 time-vested restricted stock awards over which Mr. Manseau has voting power.
(22)	Includes 312,301 shares of time-vested restricted stock awards over which the directors/executive officers have voting power.

PROPOSAL 1. - ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of twelve (12) members. Each year each director is elected to serve for a one year term and until their respective successors shall have been elected and qualified.

The Board of Directors has nominated the following directors to serve on the Board for a term to expire at the 2022 annual meeting of shareholders.

The business experience of each of the Company’s directors nominated to be elected as directors, as well as the qualifications, attributes and skills that led the Board of Directors to conclude that each director should serve on the Board are as follows:

Directors

Kenneth J. Mahon. Age 70; Director since 2021

Mr. Mahon was appointed to the Board of Directors of the Company and as Executive Chairman of the Board of Directors simultaneously with the closing of the merger with Legacy Dime on February 1, 2021.  He previously served as a director of Legacy Dime since 2002 and as Chief Executive Officer of Legacy Dime since 2017.  He joined the legacy Dime Community Bank (“DCB”) in 1980, where he was a director since 1998.  Mr. Mahon was elected to serve on the board of the Federal Home Loan Bank of New York in 2017. He currently serves as a board member of the Committee for Hispanic Children and Families, and was formerly a director of Southside United HDFC (“Los Sures”), a community support organization in Williamsburg, Brooklyn, and Brooklyn Legal Services Corporation A, a non-profit which provides legal services for low income families in Brooklyn.  Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors.  Mr. Mahon’s extensive knowledge of the community banking industry, as well as his experience with Legacy Dime and DCB, provide valuable resources to the Company.

Marcia Z. Hefter. Age 77; Director since 1989

Ms. Hefter was appointed Lead Director of the Board of Directors effective with the closing of the merger with Legacy Dime on February 1, 2021.  Ms. Hefter has been a director of the Company since 1989 and served as Bridge’s Board Chairperson since 2008. She is senior counsel in the law firm Esseks, Hefter, Angel, Di Talia & Pasca, LLP located in Riverhead, New York.  Ms. Hefter’s background as a lawyer and long standing service as a director provides the Board of Directors with a unique perspective and counsel in its oversight of the Company.

Rosemarie Chen. Age 54; Director since 2021

Ms. Chen was appointed a director of the Company effective with the closing of the merger with Legacy Dime on February 1, 2021.  She previously served as a director of Legacy Dime and DCB since 2017.  Ms. Chen is currently the Global Financial Services Practice Leader at Willis Towers Watson, a global advisory, broker, and solutions company where she advises companies on strategic human capital issues along with leading initiatives relating to Fintech since 2016. Prior to joining Willis Towers Watson, Ms. Chen held senior executive roles with Deloitte Consulting (Senior Manager - 2013 to 2016) and Aon Hewitt/McLagan Partners (Head of US Infrastructure Services and Support - 2003 to 2016). Ms. Chen’s

more than 20 years of experience in working across human capital management and technology in support of aligning business strategies with talent solutions are valuable resources to the Board.

Michael P. Devine. Age 74; Director since 2021

Mr. Devine was appointed a director of the Company effective with the closing of the merger with Legacy Dime on February 1, 2021.  He previously served as a director of Legacy Dime since 1995, a director of DCB since 1980 and as Vice Chairman of the Boards of both Legacy Dime and DCB since 2014.  Mr. Devine served as President of Legacy Dime and DCB from 1997 to his retirement in 2015, after serving as Chief Operating Officer of Legacy Dime from its inception in 1995 to 2014, and of DCB from 1989 to 2014. Mr. Devine previously served on the Board of Trustees of Long Island University and as the Chairman of its Audit Committee, and the Board of the Pentegra Retirement Trust and its predecessor, the Retirement Systems Group. Mr. Devine’s in-depth knowledge of the banking industry and Legacy Dime, obtained from his lifelong career in the industry, make him qualified to serve on the Board.

Matthew Lindenbaum. Age 58; Director since 2018

Mr. Lindenbaum is Principal, Managing Member and Portfolio Manager of Basswood Capital Management, LLC. He has been a director of the Company since 2018.  Mr. Lindenbaum previously served as Vice Chairman of Community National Bank (“CNB”) and was a director at CNB from 2005 to 2015. He has also served as a director of Hudson Valley Holding Corp from 2014 to 2015. Mr. Lindenbaum is an experienced investor in community banks and his investor background and experience along with his service on the Board of Directors of other community banks are considered valuable attributes for service on the Board.

Albert E. McCoy, Jr. Age 57; Director since 2008

Mr. McCoy is President of W. F. McCoy Petroleum Products Inc. and the McCoy Bus Company located in Bridgehampton, New York. He has been a director of the Company since 2008.  Mr. McCoy brings to the Board of Directors an extensive knowledge of local markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

Raymond A. Nielsen. Age 70; Director since 2013

Mr. Nielsen is a director of CVD Equipment Corp. and has been a director of the Company since 2013.  He previously served as the Director of Finance for the Beechwood Organization, responsible for Project and Corporate Finance including Strategic Planning Initiatives. Mr. Nielsen is the former Chief Executive Officer of Reliance Federal Savings Bank and Herald National Bank, and a 45 year veteran of the banking industry. Mr. Nielsen also served as a director of North Fork Bancorporation and its subsidiary, North Fork Bank, for 6 years where he chaired the Compensation and Audit Committees and also served as lead independent director. Mr. Nielsen’s extensive banking and real estate development experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Kevin M. O’Connor. Age 58; Director since 2007

Mr. O’Connor is Chief Executive Officer of the Company. Prior to the merger on February 1, 2021, Mr. O’Connor was President and Chief Executive Officer of Bridge. He joined Bridge in October 2007 as President and Chief Executive Officer Designee and director. In 2008, he became President and Chief Executive Officer. Prior to joining Bridge, Mr. O’Connor served as Executive Vice President and Treasurer of North Fork Bancorporation, Inc. from 1997 through 2007.  Mr. O’Connor’s background and extensive banking experience provides a valuable resource to the Board of Directors.

Vincent F. Palagiano. Age 80; Director since 2021

Mr. Palagiano was appointed a director of the Company effective with the closing of the merger with Legacy Dime on February 1, 2021.  Mr. Palagiano previously served as Chairman of the Board of Legacy Dime since its formation in 1995 and of DCB since 1989.  He served as Chief Executive Officer of both Legacy Dime and DCB from 1989 to his retirement in 2016. Prior to Mr. Palagiano’s appointment as Chief Executive Officer, he served as President of both Legacy Dime and DCB.  Mr. Palagiano’s knowledge of Legacy Dime and its markets, obtained from his lifelong career with DCB, provide the Company with valuable insights.

Joseph J. Perry. Age 54; Director since 2021

Mr. Perry was appointed a director of the Company effective with the closing of the merger with Legacy Dime on February 1, 2021.  He previously served as a director of Legacy Dime and DCB since 2005.  Mr. Perry is currently a partner at Marcum LLP, a public accounting and consulting firm headquartered in New York, New York, where he has served as the Tax and Business Services Leader since 2006 and is a member of the Firm’s Executive Committee. Prior to joining Marcum LLP, Mr. Perry was a tax partner at one of the leading "Big 5" accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants.  Mr. Perry’s more than 30 years of tax and accounting experience in the financial services industry are valuable resources to the Board.

Kevin Stein. Age 59; Director since 2021

Mr. Stein was appointed as a director of the Company effective with the closing of the merger with Legacy Dime on February 1, 2021.  Mr. Stein is currently Chief Executive Officer of EJF Acquisition Corp. and a Senior Managing Director of EJF Capital LLC. Prior to joining EJF Capital, Mr. Stein was CEO of Resolution Analytica Corporation since co-founding the business in 2017. Mr. Stein was a Senior Managing Director of KCK-US, Inc., a family-controlled private equity firm from 2016 through 2017, Managing Director of Financial Institutions Investment Banking with Barclays from 2011 through 2016, and Partner and Head of Depository Investment Banking at FBR & Co. from 2004 through 2011. From 1994 to 2004, Mr. Stein served as an executive of Greenpoint Financial Corporation, a $25 billion bank holding company, and prior thereto was an Associate Director of the Federal Deposit Insurance Corporation, Division of Resolutions. Since February 2019, Mr. Stein is a member of the Board of Directors of Ocwen Financial Corporation and, from 2017 to 2018, prior to its acquisition by Ocwen Financial Corporation, was a director of PHH Corporation. Director Stein is Audit Committee Chairman and, since 1996, a Director of Bedford Stuyvesant Restoration Corporation.  Mr. Stein’s more than 30 years of experience in finance and banking, and his banking regulatory knowledge, make him qualified to serve as a director.

Dennis A. Suskind. Age 78; Director since 2002

Mr. Suskind is a retired General Partner of Goldman Sachs & Co. and has been a director of the Company since 2002.  Mr. Suskind is a director of the Chicago Mercantile Exchange and serves as a member on its Audit, Nominating and Governance, and Executive Committees, and is Chairperson of its Risk Committee. Mr. Suskind is also a board member of Driven by Stem, as well as Navistar Corporation and the Chairperson of its Compensation Committee. His considerable experience in investment banking, capital markets and his service on the Board of Directors of another large publicly traded company are valuable to the Board of Directors in many ways, including its assessment of the Company’s sources and uses of capital.

It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting for the election of each of these nominees (other than proxies in which the vote is withheld as to any nominee). Each nominee has consented to being named in this Proxy Statement and to serve, if elected.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee would be unable to serve, if elected.

Information as to Nominees

The Board has determined that, except as to Mr. Mahon and Mr. O’Connor, each member of the Board is an “independent director” within the meaning of the corporate governance listing standards of the Nasdaq Stock Market. Mr. Mahon is not independent because he is a party to an Executive Chairman and Separation Agreement with the Company.  Mr. O’Connor is not independent because he is an employee of the Company. In reaching independence determinations of other directors, the Board considered loans outstanding that were made on the same terms as available to others.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

DIRECTOR NOMINATIONS

The Board of Directors has established a Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) for the selection of directors to be elected by the shareholders. Nominations of directors to the Board are recommended by the Corporate Governance Committee and determined by the full Board of Directors. The Board believes that it is appropriate to have the input of all directors with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate, and the needs of the Company with respect to Board membership.

The Company’s Bylaws, along with the Company’s Corporate Governance Committee Charter and Corporate Governance Guidelines which are available on the Company’s website www.dime.com, outline the director nomination process.  During the Specified Period, all responsibilities for the evaluation and nomination of directors to the Board are vested exclusively in (i) the Bridge directors of the Corporate Governance Committee with respect to Bridge directors, and (ii) the Legacy Dime directors of the Corporate Governance Committee with respect to Legacy Dime directors.  During the Specified Period, vacancies resulting from the cessation of service by any Bridge director for any reason, or vacancies resulting from the cessation of service by any Legacy Dime director for any reason, shall be filled as selected by the Corporate Governance Committee in accordance with the immediately preceding sentence.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. The Corporate Governance Committee coordinates annual performance evaluations for the Board of Directors. All nominees for director currently serve on the Board. Subject to the preceding paragraph, if any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. The Corporate Governance Committee is authorized to retain search firm(s) to assist in the identification of candidates for director nominees.  The Corporate Governance Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as directors and officers of the Company.  Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees.  The Corporate Governance Committee seeks a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to the Board, and to the Company and its shareholders.  The Corporate Governance Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders.

The charter of the Corporate Governance Committee provides that diversity, inclusive of gender, race, and ethnicity shall be part of the selection criteria for determining the individuals to be considered for election and re-election to the Board.  Further, the Charter provides that the Corporate Governance Committee shall endeavor in good faith to include women and people of color in each candidate pool for a position on the Board.  There are currently two women on the Board of Directors and one person of color.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS

The Company’s Bylaws set forth the procedures for the submission of director nominees by shareholders. Shareholders can submit nominations for director by writing to our Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. As more fully set forth in the Company’s Bylaws, the submission must include the following information:

●	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board or is proposing business for the consideration by the shareholders of the Company;

●	The name and address of the shareholder as they appear on the Company’s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);
●	The name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);
●	A statement of the candidate’s business and educational experience, detailed information about any relationship or understanding between the proposing shareholder and the candidate, and a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;
●	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
●	A statement detailing any relationship between the proposing shareholder, the candidate and any customer, supplier or competitor of the Company or its affiliates; and
●	A statement as to whether the shareholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

In order to be eligible for inclusion in the proxy materials for the Annual Meeting, shareholder nominations must comply with the proxy rules adopted under the Exchange Act.  See “Shareholder Proposals Under SEC Rule 14a-8” below.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788.

The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

●	Forward the communication to the director or directors to whom it is addressed;
●	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or
●	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website, www.dime.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

BOARD MEETINGS AND COMMITTEES

The following three standing committees facilitate and assist the Board in executing its responsibilities:  the Audit Committee, the Compensation and Human Resources Committee (“Compensation Committee”) and the Corporate Governance Committee. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Corporate Governance Committee
Kevin Stein*	Rosemarie Chen*	Dennis A. Suskind*
Raymond A. Nielsen	Michael P. Devine	Michael P. Devine
Joseph J. Perry	Matthew Lindenbaum	Matthew Lindenbaum
Dennis A. Suskind	Albert E. McCoy, Jr.	Kevin Stein

*  Committee Chairperson

In addition, the Company has a Compliance Risk, a Credit Risk, an Enterprise Risk and a Strategic Planning Committee.  All of the Committees of the Board are comprised solely of independent directors.

The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company and the Bank generally hold ten regular meetings during the course of a year, but will meet more often as may be necessary. The Board of Directors of Bridge and the Bank met 20 times during 2020. No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2020, including Board and Committee meetings of the Bank and Bridge. Although it has no official policy, the Board strongly encourages each of its members to attend the Annual Meeting of Shareholders. Due to the pandemic, all persons serving on the Board of Directors at the time of the Annual Meeting of Shareholders held on June 2, 2020 attended the meeting via teleconference.

BOARD LEADERSHIP AND RISK OVERSIGHT

Board Leadership Structure

Commencing with the closing of the merger with Legacy Dime on February 1, 2021, the Company elected an Executive Chairman of the Board and elected an independent Lead Director.  The Executive Chairman is Kenneth J. Mahon, former director and Chief Executive Officer of Legacy Dime, and the Lead Director of the Company is Marcia Z. Hefter, who was the Chairperson of the Board of Directors of Bridge.  The Executive Chairman provides overall leadership to enhance the effectiveness and performance of the Board of Directors and acts as the primary spokesperson for the Board of Directors and, among other things, confers with the Chief Executive Officer on reviewing and developing strategic initiatives for the Company and on succession planning and key hiring and firing decisions.  The Lead Director must qualify as an independent director under Nasdaq exchange rules.  The Lead Director chairs any meeting of independent directors in executive session and, among other things, serves as a liaison between the Executive Chairman and the other independent directors and consults with the Executive Chairman on matters pertinent to the Board.

The Company believes that the current separation of the Executive Chairman and Chief Executive Officer roles, along with an independent Lead Director, is good governance policy and enhances Board independence and oversight.

The Role of the Board in Risk Oversight

In the ordinary course of business, the Company faces various strategic, operating, compliance, reputational, technological and financial risks. Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its Committees, is responsible for the oversight of risk management.  In its risk oversight role, the Board has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Enterprise Risk and Audit Committees assist the Board of Directors in its oversight of the Company’s corporate-wide risk management and in identifying, measuring, monitoring, and managing risks, and as to the Audit Committee in particular, material financial risks. The Company’s Enterprise Risk Committee receives regular reports from the Compensation, Compliance Risk, Credit Risk, and Strategic Planning Committees of the Board.

The Compliance Risk Committee of the Board assists the Board in fulfilling its compliance oversight responsibilities regarding consumer protection and fair lending, the Community Reinvestment Act, and BSA/AML compliance by, among other things, approving and reviewing the effectiveness of the Bank’s compliance management system and overseeing the assessment and monitoring of the risks associated with the Bank’s consumer compliance and BSA/AML activities.  The Credit Risk Committee of the Board assists the Board in fulfilling its credit risk management functions by, among other things, setting acceptable levels of credit risk and reviewing the effectiveness of management’s administration and monitoring of credit risk.  The Strategic Planning Committee of the Board assists the Board in its oversight of the capital planning of the Company, which includes the operating expense budget and key business plan objectives.  In addition, management has established management ALCO, Compensation and Benefits, Credit Risk, Enterprise Risk, Loan Approval, Regulatory Compliance Risk, Strategic Planning, and Technology committees to provide regular reports as to the actions taken by management to adequately address those risks.

THE AUDIT COMMITTEE

Effective with the closing of the merger with Legacy Dime on February 1, 2021, the Audit Committee consists of Directors Stein (Chairperson), Nielsen, Perry and Suskind.  Prior thereto, the Audit Committee was comprised of Messrs. Santoro (Chairperson), Massoud, Nielsen, Rubin and Suskind.  Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

●	Retain, oversee and evaluate the independent registered public accounting firm to audit the annual consolidated financial statements of the Company;
●	In consultation with the independent registered public accounting firm and the internal audit function, review the integrity of the Company’s financial reporting processes, both internal and external;
●	Review the annual audited consolidated financial statements, quarterly financial statements and the independent registered public accounting firm’s report with management and the independent registered public accounting firm and recommend inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10-K;
●	Review and discuss with the independent registered public accounting firm all significant relationships the independent registered public accounting firm has with the Company to determine and assess independence, qualification and performance;
●	Review the internal audit function of the Company and the annual audit plan and ensure that the internal audit function adheres to the Institute of Internal Audit’s International Professions Practice Framework;
●	Approve all engagements for audit and non-audit services by the independent registered public accounting firm; and
●	Review the adequacy of the Audit Committee charter.

The Audit Committee of Bridge met nine times during 2020. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Directors Stein, Nielsen, and Perry are “Audit Committee Financial Experts” as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company’s website, www.dime.com.

Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its responsibilities, the Audit Committee has:

●	Reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company’s audited consolidated financial statements for the year ended December 31, 2020;
●	Reviewed and discussed with the Independent Registered Public Accounting Firm all matters required to be discussed under the applicable requirements of the PCAOB; and
●	Received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the SEC. In addition, the Audit Committee selected Crowe LLP to be the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2021, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by Audit Committee members:

Kevin Stein, Chairperson

Raymond A. Nielsen

Joseph J. Perry

Dennis A. Suskind

THE COMPENSATION COMMITTEE

The Compensation  Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities relating to the compensation and benefits provided to the Company’s executive management and to review, administer, evaluate and recommend the benefit plans and overall compensation for the Company. The Compensation Committee of Bridge met twelve times during 2020. Effective with the closing of the merger with Legacy Dime on February 1, 2021, the Compensation Committee consists of Directors Chen (Chairperson), Devine, Lindenbaum and McCoy Jr. Prior thereto, the Compensation Committee was comprised of Messrs. Arturi (Chairperson), McCoy, Jr., Nielsen and Lindenbaum and Ms. Hefter. Each member is considered independent as defined in the Nasdaq corporate governance listing standards. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website, www.dime.com.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

●	Establish, review, and modify from time to time as appropriate the overall compensation philosophy of the Company;
●	Review, evaluate and recommend Company objectives relevant to the compensation of the Chief Executive Officer (“CEO”); review and evaluate CEO performance relative to established goals; and review, evaluate and recommend to the full Board of Directors, the CEO’s compensation, employment and severance agreement, including any change of control and indemnification provisions;
●	Review, evaluate and recommend Company objectives relevant to the compensation of the Company’s other executive officers; review and evaluate such officers’ performance relative to established goals; and review, evaluate and determine such officers’ compensation, employment and severance agreements, including any change of control and indemnification provisions;

●	Review, evaluate and recommend, in consultation with the Corporate Governance Committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board;
●	Administer the Company’s stock benefit plans; and
●	Review and oversee incentive compensation arrangements of the Bank to ensure they are balanced relative to incentives and risk objectives.

Compensation recommendations for the CEO, President and Chief Operating Officer (“President”), Chief Financial Officer (“CFO”), Chief Risk Officer (“CRO”), and the Chief Lending Officer (“CLO”) are made by the Compensation Committee to the Board of Directors. Decisions regarding non-equity compensation for the other officers are made under the authority of the Company’s CEO. The Compensation Committee has engaged McLagan, an outside and independent national compensation consulting firm, to assist in the annual review of its incentive compensation arrangements for the NEOs and all other employee groups of the Bank. McLagan also assisted the Compensation Committee of Bridge in its merger related compensation actions, as described below under “Executive Compensation.”

At the request of the Compensation Committee, Compensation Committee meetings are regularly attended by the CEO and President. At each meeting, the Compensation Committee meets in executive session, which excludes executive management. The Compensation Committee’s Chairperson reports the Committee’s recommendations on executive compensation to the Board.

In addition, in 2020, in accordance with best practices, the Compensation Committee of Bridge engaged McLagan to assist in the review of potential risks stemming from the Company’s compensation programs. McLagan conducted a comprehensive review and evaluation of incentive plans covering all employees of the Company. The review included an evaluation of the design features of each plan, the governance and oversight aspects of each plan, the mix of cash and equity incentives opportunities, the use of performance metrics, the performance periods and time horizon of each plan, the various termination provisions associated with the plans, and other dimensions of the plans deemed relevant for the risk review process. McLagan reviewed the results of its assessment with the Committee and with management. Based on the results of the independent assessment by McLagan and the assessment of risks by the Committee, the Board has determined that the Company’s compensation policies, practices and programs do not promote excessive risk taking or pose risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee of Bridge considered the independence of McLagan, in light of SEC rules and Nasdaq listing standards. The Committee requested and received a report from McLagan addressing the independence of McLagan and its consultants, including the following factors: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Committee discussed these considerations and concluded that the work performed by McLagan and its consultants involved in the engagements did not raise any conflict of interest and that McLagan has served as an independent compensation consultant.

Compensation Committee Interlocks and Insider Participation

None of the current Compensation Committee members or members of the Compensation Committee of Bridge during 2020 was, during 2020, or is formerly, an officer of the Company. During the year ended December 31, 2020, the Company had no “interlocking” relationships in which any executive officer of the Company is a member of the board of directors or compensation committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors or Compensation Committee.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is appointed by the Board of Directors to assist the Board in developing corporate governance principles applicable to the Company and to recommend nominees for directorships and committee memberships to the Board.  The Corporate Governance Committee of Bridge met three times during 2020. Effective with the closing of the merger with Legacy Dime on February 1, 2021, the Corporate Governance Committee consists of Directors Suskind (Chairperson), Devine, Lindenbaum and Stein. Prior thereto, the Governance Committee was comprised of Messrs. Suskind (Chairperson), Massoud, Nielsen, Lindenbaum and Santoro.  Each member is considered independent as defined in the Nasdaq corporate governance listing standards. The Board has adopted a charter for the Corporate Governance Committee, which is available on the Company’s website, www.dime.com.

The Corporate Governance Committee’s responsibilities include, among other duties, the responsibility to:

●	Review the size and composition of the Board from time to time and make recommendations to the Board regarding such assessments;
●	Develop, adopt and recommend to the Board criteria for the selection of individuals to be considered for election or re-election to the Board;
●	Recommend to the Board nominees to stand for election by the shareholders at the annual meeting;
●	Review status and independence of a director if there is change in such Director’s employment or third-party responsibilities;
●	Review Board committees and recommend to the Board the number, identity and responsibilities of Board committees and the Chairperson of such committees, as well as the directors designated to serve as members of such committees; and
●	Review and approve all related-party transactions, including transactions between the Company and a related person as defined in Item 404 of Regulation S-K.

Governance and Social Highlights

The Company is committed to strong corporate governance and social responsibility.  We believe that this commitment is essential to the success of the Company and promotes the interests of all of the Company’s stakeholders, such as its shareholders, employees, customers and community.  The table below highlights various ways the Company invests in corporate governance and social responsibility.

GOVERNANCE AND SOCIAL HIGHLIGHTS

Diversity and Inclusion•2 out of 12 directors are women

•	1 director is a person of color

•Established Women’s Internal Network of employees

Board•Lead Independent Director

•Separation of Executive Chairman and CEO roles

•Committees comprised of independent directors

•	Non-classified Board (annual election of directors)

•Annual Board self-evaluation

Community Impact•Conducted 75 Financial Literacy, Small Business and Elder Abuse seminars in 2020

•	Over 100 employees volunteered to distribute food at 14 events after the onset of COVID-19
•	Charitable contributions of $2 million in 2020, including $250,000 directly to small businesses impacted by COVID-19
•	Made $43 million in Community Development investments to spur affordable housing and economic development

•Originated $874 million of Community Development loans in 2020

•	Through the Record Date, originated 9,795 Paycheck Protection Program loans with an original principal balance of approximately $1.9 billion
•	In 2020, purchased approximately $23 million of investments in mortgage-backed securities, where the underlying collateral is affordable housing properties
•

Purchased approximately $6 million of investments in municipal securities in 2020, where the use of the proceeds is to provide and encourage the investment of capital in safe and sanitary housing within the financial reach of families and individuals of low income

•

Purchased $3 million of securities issued by a certified Community Development Financial Institution (“CDFI”) in 2020. The investment will aid the CDFI to continue lending to high-quality underbanked and underserved niche customers

Business Conduct•Code of Ethics

•	Business integrity hotline for anonymous reporting of violations of Code of Ethics

•Corporate Governance Guidelines

Work Environment•Employee training on appropriate workplace conduct

Privacy and Data Security•Robust data security environment policies and procedures

EXECUTIVE OFFICERS

The following individuals are executive officers of the Company, holding the offices set forth opposite their names as of the Record Date:

Name Position Held

Kevin M. O’ConnorChief Executive Officer

Stuart H. LubowPresident and Chief Operating Officer

Avinash ReddySEVP and Chief Financial Officer

John M. McCafferySEVP and Chief Risk Officer

Conrad J. GuntherSEVP and Chief Lending Officer

James J. ManseauEVP and Chief Retail Banking Officer

Kevin L. SantacroceEVP and Deputy Chief Lending Officer

Patricia M. SchaubeckEVP and General Counsel

Leslie VeluswamySVP and Chief Accounting Officer

The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Biographical information of the executive officers who are not directors of the Company or Bank is set forth below.

Stuart H. Lubow, age 63, is President and Chief Operating Officer of the Company and the Bank.  Mr. Lubow has been a banking executive for over 38 years.  He joined Legacy Dime and DCB in 2017 and was most recently President of Legacy Dime and DCB prior to the merger on February 1, 2021.  From its inception in 2005 until its sale to the Bank in June 2015, Mr. Lubow was a founder, Chairman, President, and CEO of Community National Bank. Prior to that, he was founder, President, and CEO of Community State Bank, EVP and COO of Garden State Bank, and Chief Operating Officer at Dry Dock Bank. Prior to Dry Dock Bank, Mr. Lubow held senior positions at Peoples Bank N.A., First Fidelity Bank, and Chase Manhattan Bank, N.A.

Avinash Reddy, age 37, is Senior Executive Vice President and Chief Financial Officer of the Company and the Bank.  Prior to the merger on February 1, 2021, Mr. Reddy served as Senior Executive Vice President and Chief Financial Officer of Legacy Dime and DCB. Prior to joining Legacy Dime and DCB in 2017, Mr. Reddy held several investment banking roles with firms including Evercore Partners, from 2011 to 2014, Barclays Capital, from 2008 to 2011 and Lehman Brothers, from 2005 to 2008.

John M. McCaffery, age 56 is Senior Executive Vice President and Chief Risk Officer of the Company and the Bank.  Prior to the merger on February 1, 2021, Mr. McCaffery was Executive Vice President, Chief Financial Officer and Treasurer of Bridge and the Bank. Mr. McCaffery joined Bridge in 2012 as Senior Vice President and Treasurer, was promoted to Executive Vice President in 2014 and appointed Chief Financial Officer in 2016. Prior to his service at Bridge, Mr. McCaffery was the Treasurer of State Bank of Long Island.

Conrad J. Gunther, age 74, is Senior Executive Vice President and Chief Lending Officer of the Company and the Bank.  Mr. Gunther has been a banking executive for over 41 years. He was previously Executive Vice President and Chief Lending Officer of Legacy Dime and DCB prior to the merger on February 1, 2021.  Prior to joining Legacy Dime and DCB in 2017, Mr. Gunther served as Executive Vice President and Chief Lending Officer of First Central Savings Bank. Previous to First Central Savings Bank, Mr. Gunther was First Executive Vice President and Chief Lending Officer of Community National Bank. Prior to that, he was founder and President of E-Bill Solutions, Inc., a sales and marketing organization for credit card processing and prior to E-Bill, held senior positions at The Allied Group, North Fork Bancorp, and European American Bank, as well as served as a director and consultant for Reliance Bancorp.

James J. Manseau, age 57, is Executive Vice President and Chief Retail Banking Officer of the Company and the Bank.  Prior to the merger on February 1, 2021, Mr. Manseau was Executive Vice President and Chief Retail Banking Officer of Bridge.  Mr. Manseau joined Bridge and the Bank in March 2008 as Senior Vice President and Chief Retail Banking

Officer.  Prior thereto, Mr. Manseau served as Divisional Senior Vice President with North Fork Bancorporation, Inc. and Capital One.

Kevin L. Santacroce, age 52, is Executive Vice President and Deputy Chief Lending Officer of the Company and the Bank.  Prior to the merger on February 1, 2021, Mr. Santacroce was Executive Vice President and Chief Lending Officer of Bridge.  Mr. Santacroce joined Bridge and the Bank in March 1997 as Assistant Cashier and Credit Administrator and was promoted in January 2004 to Senior Vice President and Chief Lending Officer.

Patricia M. Schaubeck, age 60, an attorney admitted to practice law in New York and New Jersey, is Executive Vice President and General Counsel of the Company and the Bank. Prior to the merger on February 1, 2021, Ms. Schaubeck was Executive Vice President and General Counsel of Legacy Dime and DCB since March 2018.  Prior thereto, Ms. Schaubeck served as General Counsel to Sun Bancorp and to its wholly-owned subsidiary, Sun National Bank, in New Jersey from September 2014 to January 2018. Previously, Ms. Schaubeck served as General Counsel to Suffolk Bancorp and its wholly-owned subsidiary, Suffolk County National Bank, in New York from June 2012 through August 2014, and, prior thereto, she served as General Counsel to State Bancorp, Inc. and its wholly-owned subsidiary, State Bank of Long Island, in New York, from June 2007 through January 2012. Previously, Ms. Schaubeck was associated with various New York City and Long Island, New York law firms where she represented financial institutions and real estate clients.

Leslie S. Veluswamy, age 36, a Certified Public Accountant, is Senior Vice President and Chief Accounting Officer of the Company and the Bank.  From 2019 to the merger on February 1, 2021, Ms. Veluswamy was Senior Vice President and Chief Accounting Officer of Legacy Dime and DCB.  From July 2016 to January 2019, Ms. Veluswamy served as Senior Vice President and Director of Financial Reporting for Legacy Dime and Senior Vice President and Head of Public Disclosure for DCB.  From 2014 to 2016, Ms. Veluswamy was Assistant Controller with the insurance brokerage company, Crystal and Company, and, from 2008 to 2014, Ms. Veluswamy was an auditor with the public accounting firm of Crowe LLP, where her last position was as Manager.

Howard H. Nolan, age 60, is a consultant with the Company.  Prior to the merger on February 1, 2021, Mr. Nolan was Senior Executive Vice President, Chief Operating Officer, and Corporate Secretary of Bridge.  Prior thereto, Mr. Nolan was Chief Administrative and Financial Officer of Bridge.  He joined the Board of Bridge in 2003 and was appointed Chief Operating Officer in June 2006.  Prior to joining Bridge, Mr. Nolan was Vice President of Finance and Treasurer of Gentiva Health Services, Inc. and held various management positions at Long Island Savings Bank and was Senior Audit Manager at KPMG.

Howard H. Nolan, age 60, is a consultant with the Company. Prior to the merger on February 1, 2021, Mr. Nolan was Senior Executive Vice President, Chief Operating Officer, and Corporate Secretary of Bridge. Prior thereto, Mr. Nolan was Chief Administrative and Financial Officer of Bridge, He joined the Board of Bridge in 2003 and was appointed Chief Operating Officer in June 2006. Prior to joining Bridge, Mr. Nolan was Vice President of Finance and Treasurer Gentiva Health Services, Inc. and held various management positions at Long Island Savings Bank and was Senior Audit Manager at KPMG.Leslie S. Veluswamy, age 36, a certified public accountant, is Senior Vice President and Chief Accounting Officer of the Company and the Bank. From 2019 to the merger on February 1, 2021, Ms. Veluswamy was Senior Vice President and Chief Accounting Officer of Legacy Dime and DCB. From July 2016 to January 2019, Ms. Veluswamy served as Senior Vice President and Director of Financial Reporting for Legacy Dime and Senior Vice President and Head of Public Disclosure for DCB. Prior to July 2016, from 2014 to 2016, Ms. Veluswamy was Assistant Controller with the insurance brokerage company, Crystal and Company, and, from 2008 to 2014, Ms. Veluswamy was an auditor with the public accounting firm of Crowe LLP, where her last position was as Manager.

EXECUTIVE COMPENSATION

The primary goals of the Compensation and Human Resources Committee (the “Compensation Committee” or the “Committee”) are consistent with its established philosophy of providing compensation arrangements for executive officers that are designed to attract and retain executives who can perform and manage the Company in the shareholders’ best interest. These compensation arrangements are designed to be aligned with the performance of the Company both on a short-term and long-term basis and are based on individual contributions and the Company’s performance.

The Merger of Equals of Bridge and Legacy Dime

As discussed under “Impact of Merger of Bridge Bancorp, Inc. and Dime Community Bancshares, Inc.,” on February 1, 2021, Bridge and Legacy Dime combined in a merger of equals. Effective upon the consummation of the merger, several changes impacted our executive leadership team and the Board of Directors, including:

●	Kevin M. O’Connor, the former President and Chief Executive Officer and director of Bridge, was appointed as Chief Executive Officer and director of the Company.
●	Stuart H. Lubow, the former President of Legacy Dime, was appointed as President and Chief Operating Officer of the Company.

●	John M. McCaffery, the former Executive Vice President and Chief Financial Officer of Bridge, was appointed as Senior Executive Vice President and Chief Risk Officer of the Company.
●	Avinash Reddy, the former Senior Executive Vice President and Chief Financial Officer of Legacy Dime, was appointed to the same position of the Company.
●	The membership of our Compensation Committee changed from five directors of Bridge to two directors from Bridge and two directors from Legacy Dime.

Compensation Discussion and Analysis of the former Bridge Bancorp, Inc.

Executive Compensation

We view 2020 as a unique year in the history of Bridge and Legacy Dime. As discussed further below, the consummation of the merger influenced executive compensation decisions in several areas. Prior to the merger of equals, which closed on February 1, 2021, Bridge and Legacy Dime operated as standalone companies, each with its own executive compensation and benefit programs, practices and principles.

Due to the timing of the closing of the merger, only Bridge executive compensation and benefit programs are disclosed in this section of the Proxy Statement. Howard H. Nolan, the former Chief Operating Officer and Corporate Secretary, Kevin Santacroce, the former Chief Lending Officer, and James Manseau, the Chief Retail Banking Officer, were named executives officers (“NEOs”) for Bridge during 2020. As a result, they, along with Kevin M. O’Connor and John M. McCaffery, represent the five named executive officers appearing in the discussion of compensation related to 2020. The following additional merger-related compensation actions were taken for Bridge NEOs in 2020:

●	The 2020 Short Term Incentive Plan awards were paid on December 24, 2020;
●	The Long Term Incentive Plan Performance Share Units granted in 2017 and 2019 vested on December 14, 2020 at target; and
●	In connection with the merger of equals, the Company increased the base salary of Kevin M. O’Connor to $900,000, John McCaffery to $500,000, Kevin Santacroce to $425,000, and James Manseau to $350,000 effective as of February 1, 2021.

Company Performance

Our Company has experienced significant growth in assets, deposits and earnings over the past five years while maintaining very favorable credit quality.

In 2020, the management team continued to grow our Company and take advantage of opportunities available in our marketplace. On July 1, 2020, Bridge and Legacy Dime announced that they had entered into a merger of equals agreement.  On February 1, 2021, the merger of equals transaction was closed and pursuant to the terms of the merger agreement, each share of Legacy Dime was converted into 0.648 common shares of Bridge and the combined company was renamed Dime Community Bancshares, Inc. The combined company began trading on The Nasdaq Global Select Market under the ticker “DCOM” on February 1, 2021. The Committee views Bridge’s performance in 2020 as a continuation of performance at a very high level as shown below:

●	Performance: Bridge’s reported returns on average assets and equity for 2020 were 0.72% and 8.26%, respectively, and the Company’s net income was $42.0 million, or $2.11 per diluted share compared to $51.7 million or $2.59 per share reported in 2019. The 2020 results included several one-time charges associated with the merger with Dime Community Bancshares, Inc: (i) merger-related expenses of $4.5 million or $0.21 per share and (ii) a $4.2 million or $0.21 per share related to stock acceleration, partially offset by (iii) income tax effects of these adjustments of $0.3 million or $.01 per share.

●	Growth Strategy: Bridge has continued its disciplined growth strategy delivering growth in both loans and demand deposits. During 2020, Bridge experienced growth in loans of $917.1 million, or 24.9% driven principally by Paycheck Protection Program (“PPP”) loans and total deposits increased $1.7 billion or 43.9%. The increase in total deposits is the result of several factors including deposits associated with PPP loan funds and growth in new customers. Demand deposits increased $918.8 million or 66.3%. At December 31, 2020, Bridge had total assets of $6.4 billion, including $4.6 billion in loans, $5.5 billion in deposits and 39 branches from Montauk to Manhattan.
●	Credit Quality: Despite the pandemic, the Company recognized lowered net charge-offs of $1.7 million for 2020, compared to net charge-offs of $4.3 million for the full year 2019. The charge-offs in 2020 related primarily to one relationship. The charge-offs in 2019 related primarily to the $3.7 million charge-off related to one CRE loan totaling $16.3 million which was written down to the loan’s estimated fair value of $12.6 million and moved into loans held for sale in June 2019. The ratio of allowance for credit losses to non-accrual loans was 363% and 750% at December 31, 2020 and 2019, respectively. At December 31, 2020, Bridge’s non-performing assets were $12.2 million, or 0.19% of total assets, compared to $4.4 million, or 0.09% of total assets, at December 31, 2019. Non-performing assets remain significantly better than peers.
●	Capital Management and Dividend Payments: Bridge has attracted and retained access to the capital and debt markets, and generated capital through retained earnings, increasing stockholders’ equity $177 million since December 31, 2015. This capital was deployed to support the growth associated with the acquisition of CNB in June 2015, as well as organic growth. In 2020, Bridge paid four quarterly dividends to shareholders totaling $0.96 per share compared to $0.92 per share in 2019 continuing a long term trend of uninterrupted dividends.
●	Long-Term Performance: From January 1, 2016 to December 31, 2020, Bridge’s tangible book value increased $7.22 per share, or 54%, from $13.47 per share to $20.69 per share, and Bridge’s assets have grown $2.6 billion, or 70% from approximately $3.8 billion to $6.4 billion.

Key Compensation Decisions – Executive Summary

Increased Base Salaries – Based upon a review of compensation paid to executives in the proxy peer group and in light of Bridge’s and the individuals’ performance for 2019, the Committee and Board adjusted salaries for 2020 for the NEOs as follows:

	2020	2019	% Increase
Kevin M. O’Connor	$750,000	$700,000	7%
John M. McCaffery	$390,000	$375,000	4%
Howard H. Nolan	$375,000	$365,000	3%
Kevin L. Santacroce	$380,000	$365,000	4%
James J. Manseau	$345,000	$330,000	5%

Payments Under the Short Term Incentive Plan: The primary performance vehicle for the Bank is the Short Term Incentive Program (“STIP”). The STIP is based 100% on absolute measures established by the Compensation Committee and Board. The board retains 20% discretion. The STIP establishes threshold, target and maximum performance criteria for each performance goal. Bridge must achieve threshold performance level in order for a minimum payout to occur.  For 2020, Bridge’s performance achievement resulted in 100% of the maximum payment based on reported results. This performance achievement was principally the result of significant growth in loans of $917.1 million, or 24.9% driven principally by Paycheck Protection Program (“PPP”) loans and growth in total deposits of $1.7 billion or 43.9%.  The increase in total deposits is the result of several factors including (i) deposits associated with PPP loan funds and (ii) growth in new customers. This growth was well in excess of the target and maximum performance measures. For 2019, Bridge’s performance achievement was 72% of maximum based on reported results. After consideration of the impact of certain strategic decisions on the reported results, including the intentional run-off of higher cost broker and 1031 deposits and the sale and runoff of lower yielding investments, the Board determined STIP was awarded at 92% achievement inclusive of 20% board discretion, as provided in the plan. The Plan awards for 2020 were paid 100% in cash in December 2020. For 2019 the plan awards were paid 100% in cash for all NEOs except for Mr. O’Connor who received 80% in cash and

20% in restricted stock. Please see “Short Term Incentive Program” under the section “2020 Executive Compensation Components” for more details.

Long Term Incentive Plan: During 2020, in accordance with the Long Term Incentive Plan (“LTI Plan”), the Board granted long term stock awards including performance based awards. The awards are determined by the Committee and Board within a specified target range of between 50-60% of salary. The LTI Plan includes 50% performance based awards and 50% time vested awards. The performance based awards are in the form of 25% Performance Share Units (“PSUs”) and 25% premium priced stock options. The PSUs cliff vest after three years contingent upon the achievement of the Board established 3 year EPS goals, subject to adjustment up or down based upon Bridge’ 3 year total shareholder return (“TSR”) relative to peer banks. The stock options reflect an exercise price at a 10% premium to the closing price at the date of grant. The time vested awards are in the form of restricted stock units (“RSUs”) and vest ratably over three years. Please see “Long Term Stock Incentive Program of Bridge” under the section “2020 Executive Compensation Components” for more details.

Chief Executive Officer Compensation:

●	Base Salary – In order to align his compensation with CEOs in the peer group and based on his individual performance and the performance of Bridge for 2019, Mr. O’Connor received an increase in base salary for 2020. The Board increased Mr. O’Connor’s 2020 base salary 7% to $750,000 from $700,000 in 2019. Mr. O’Connor did not receive an increase in salary in 2018.
●	STIP Award – For 2020, Mr. O’Connor earned an STIP award of 90% of base salary. This reflects an award at the maximum level of 150% of target based on board determined performance achievement as measured against 2020 corporate goals. The STIP Award of $675,000 was paid 100% in cash for 2020 performance. Mr. O’Connor’s 2020 payout opportunities as a percentage of base salary under the STIP remained the same as 2019.
●	LTI Plan – As noted above, the Board approved the grant of equity in 2020. Mr. O’Connor’s 2020 grant was based on a target amount of 60% of his salary. Under the LTI Plan, the awards are granted in the form of 25% PSUs, 25% premium priced stock options, and 50% in time vested RSUs. The PSUs cliff vest after three years and upon achievement of the performance goals, and the options and time vested RSUs vest ratably over three years.

Other Named Executive Officer Compensation:

●	Base Salaries – As noted above, the Board increased base salaries between 3% and 5% for the other executives during 2020.
●	STIP Award – Each of the officers listed below received an STIP award of 60% of base salary. This reflects awards at the maximum level of 150% of target based on board determined performance achievement as measured against 2020 corporate goals. All STIP Awards were paid 100% in cash.
●	LTI Plan - The other executives also participated in the LTI Plan described above with grants of equity in 2020.

The Summary Compensation Table includes the cash portion of the STIP award earned in 2020, based on 2020 performance and paid in 2020, and restricted stock awards, restricted stock units, performance share units and stock options granted on February 13, 2020 based on 2019 performance as presented below:

			2020 Cash	2020 Stock / RSU Awards								Total Stock	Total Stock
		2020 Cash	Incentive %	STIP		Long Term						RSU / Options	RSU / Options
NEO	2020 Base Salary	Incentive	Salary	Shares	$	PSUs	$	RSUs	$	Stock Options	$	Awards #	Awards $
Kevin M. O’Connor	$750,000	$675,000	90.0%	3,657	$115,920	3,180	$105,000	6,625	$210,000	25,610	$105,000	39,072	$535,920
John M. McCaffery	$390,000	$234,000	60.0%	—	$—	1,420	$46,875	2,957	$93,750	11,433	$46,875	15,810	$187,500
Howard H. Nolan	$375,000	$225,000	60.0%	—	$—	1,382	$45,625	2,879	$91,250	11,128	$45,625	15,389	$182,500
Kevin L. Santacroce	$380,000	$228,000	60.0%	—	$—	1,382	$45,625	2,879	$91,250	11,128	$45,625	15,389	$182,500
James J. Manseau	$345,000	$207,000	60.0%	—	$—	1,249	$41,250	2,603	$82,500	10,061	$41,250	13,913	$165,000

Shareholder Vote

At our 2020 annual meeting, 90% of our shareholders approved our “say-on-pay” resolution as to the executive compensation disclosed in last year’s proxy statement. Bridge considered the shareholder advisory vote from the most recent annual meeting to be a positive endorsement of its current pay practices and believes the vote result is evidence that its compensation policies and decisions have been in the best interests of shareholders. As a result, the Compensation Committee retained its overall approach to executive compensation. The Company will continue to monitor the level of support for each say-on-pay proposal in the future and will consider this alongside other factors as it makes future executive compensation decisions.

Overview of the Compensation Plan

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Bridge’s compensation philosophy. The goal of the Committee is for the total compensation awarded to, earned by, and paid to our NEOs and “covered employees” to be fair, reasonable and competitive and to comply with the regulatory guidance on Sound Incentive Compensation Policies (“SICP”). Covered employees included senior executives as well as other employees who, either individually or as part of a group, have the ability to expose Bridge or the Bank to material amounts of risk. The Committee annually reviews the administration of the compensation plans.

Compensation Philosophy and Objectives

The compensation philosophy, established by the Committee, provides broad guidance on executive compensation and, more specifically, the compensation of the NEOs and other covered employees. The incentive compensation plans are designed to be consistent with safety and soundness standards and the regulatory guidance on SICP. The Plans include consideration of the following key principles:

●	Incentive compensation arrangements should provide employees with incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose Bridge or the Bank to imprudent risk;
●	These arrangements should be compatible with effective controls and risk management; and
●	These arrangements should be supported by strong corporate governance, including active and effective oversight by Bridge’s Board of Directors.

The Committee engaged McLagan, which is part of the Rewards Solutions practice at AON plc, as its independent compensation consultant to review the design of Bridge’s compensation plans and associated policies and procedures in light of the compliance requirements of the SICP.

The compensation philosophy includes:

●	Aligning shareholder value with compensation;
●	Providing a direct and transparent link between our performance and pay for the NEOs;
●	Aligning the interests of Bridge’s senior executive officers with that of the shareholders through performance based incentive plans;

●	Making wise use of Bridge’s equity resources to ensure compatibility between management and shareholder interests; and
●	Awarding total compensation that is both reasonable and effective in attracting, motivating, and retaining key executives.

The compensation objectives of Bridge and the Bank, subject to experience and achieving plan performance, are to:

●	Pay base salaries to Bridge’s senior executives at a level consistent with Bridge’s performance related to Bridge’s selected peer group (the market);
●	Provide total cash compensation (salary and cash incentive compensation) to Bridge’s senior executives at a level consistent with performance related to market;
●	Provide total direct compensation (the sum of salary, cash incentives and equity incentives) at a level consistent with performance related to market, based on planned and cumulative performance;
●	Align senior management’s interest with that of shareholders by ensuring equity is a meaningful part of total incentive compensation; and
●	Comply with the SICP.

For NEOs, compensation comparisons are based on a peer group of banks, taking into consideration asset size, geographic location, and performance as well as internally developed goals. However, reasonable exceptions to this market comparison methodology are considered as appropriate by the Committee. The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Bridge’s business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.  In addition, Bridge’s compensation philosophy is to provide retirement benefits that are competitive with market practice.

We have considered the most recent shareholder say-on-pay advisory vote in determining compensation policies and decisions. In light of strong stockholder support, the Committee concluded that no material revisions were necessary to our executive officer 2020 compensation program. The Committee annually assesses Bridge’s compensation program to ensure alignment with the strategic plan and overall risk profile.

Risk Assessment Process to Determine Covered Employees

Our management has reviewed all job positions to determine which positions have the ability to expose us to material risks. In determining whether an employee, or group of employees, may expose us to material risk, management considered the full range of inherent risks arising from or generated by, the employees’ activities, including Credit/Asset Quality, Asset Liability/Interest Rate Risk, Liquidity, Operational/Transactional, Compliance/Legal, Reputation and Strategic risks.

Risks are considered to be material if they are material to Bridge or the Bank, or a business line or operating unit of the Bank that is itself material to Bridge or the Bank.

Principle 1: Balanced Risk Taking Incentives

All covered employees’ incentive plans were evaluated to determine if the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risks.

Principle 2: Compatibility with Effective Controls and Risk Management

The Bank’s risk management processes and internal controls reinforce and support the development and maintenance of balanced incentive compensation arrangements. These processes and controls include documentation to permit an audit of the effectiveness of the Bank’s process for establishing, modifying and monitoring incentive compensation arrangements.

Principle 3: Strong Corporate Governance

Our incentive compensation plans are supported by strong corporate governance, including active and effective oversight by the Committee and Board. In addition, the Committee reviews all incentive plans and has hired an independent compensation consultant, McLagan, to assess the incentive compensation arrangements for compliance with SICP. The Committee receives information and analysis from McLagan and management to allow the Committee and Board to assess whether the overall design and performance of the incentive compensation arrangements are consistent with Bridge’s and the Bank’s safety and soundness.

Role of CEO in Compensation Decisions

The CEO does not attend portions of the Committee and Board meetings during which his performance is being evaluated or his compensation is being determined. The CEO provides recommendations to the Committee and Board on the other NEO’s compensation.  The Committee recommends, and the Board approves, all compensation decisions for the CEO as well as the other NEOs and approves recommendations regarding equity awards to certain officers of Bridge. The NEOs annually review the performance and recommend compensation for senior management of Bridge who are not NEOs.

Setting Executive Compensation

Based on the foregoing philosophy and objectives, the Committee has structured Bridge’s annual and long-term incentive-based cash and equity compensation to motivate executives to achieve the business goals set by Bridge and reward the executives for achieving such goals. In furtherance of this, McLagan’s annual review provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the NEOs and on the recommendations being made by Bridge’s management for other key executives. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded financial institutions that are comparable in asset size and performance (collectively, the “Compensation Peer Group”). When selecting the peer group, peer bank performance is taken into consideration. The key performance measures used in selecting Bridge’s peer group are:

●	Asset Size
●	Geographic Location
●	Return on Average Equity (“ROAE”)
●	Non-Performing Assets as a Percentage of Total Assets
●	Loan Portfolio Focused on Commercial Lending

The Compensation Peer Group was reviewed by the Committee in 2019, and changes were made to replace previous peer banks that were acquired. Not all companies in the Compensation Peer Group reported data for each of our executive positions. The 22 companies comprising the Compensation Peer Group used to set fiscal year 2020 pay levels and to assess relative total shareholder return for 2020 PSU grants for the NEOs follows:

The Compensation Peer Group was reviewed by the Committee in 2019, and changes were made to replace previous peer banks that were acquired. Not all companies in the Compensation Peer Group reported data for each of our executive positions. The 22 companies comprising the Compensation Peer Group used to set fiscal year 2020 pay levels and to assess relative total shareholder return for 2020 PSU grants for the NEOs follows:

Compensation Peer Group
Bar Harbor Bankshares	Flushing Financial Corp.
Brookline Bancorp, Inc.	Hingham Institution for Savings
Bryn Mawr Bank Corp.	Kearny Financial Corp.
Camden National Corporation	Lakeland Bancorp, Inc.
Century Bancorp Inc.	Meridian Bancorp Inc.
CNB Financial Corp.	Northfield Bancorp Inc.
ConnectOne Bancorp, Inc.	OceanFirst Financial Corp
Dime Community Bancshares, Inc.	Peapack-Gladstone Financial
Eagle Bancorp Inc.	Sandy Spring Bancorp Inc.
Enterprise Bancorp, Inc.	TrustCo Bank Corp NY
First of Long Island Corporation	Univest Corporation of Pennsylvania

Market compensation comparisons were based primarily on information from the Compensation Peer Group. Market data was aged by an annualized factor of 3.0% to adjust for the historical nature of the data.

Each NEO’s current compensation was compared to the median of the applicable benchmark position within the Compensation Peer Group.  Overall base pay and the targeted level of total direct compensation was competitive with the market median (+/- 15% on average). A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. The Committee’s recommendations on granting restricted stock awards are based on the evaluation of the Company’s performance in connection with year-end results, the individual’s accomplishments and the position held by the individual.

2020 Executive Compensation Components

For fiscal year ended December 31, 2020, the principal components of compensation for NEOs were:

●	Base salary
●	Short term incentive program
●	Long term equity incentive compensation
●	Retirement and other benefits
●	Perquisites and other personal benefits

Base Salary

Bridge provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will generally reflect +/- 15% of the market 50th percentile. The annual salary of the NEOs is reviewed annually by the Committee and Board of Directors. Base salaries for the NEOs for 2020 and 2019 follows:

	2020	2019	% Change
Kevin M. O’Connor	$750,000	$700,000	7%
John M. McCaffery	$390,000	$375,000	4%
Howard H. Nolan	$375,000	$365,000	3%
Kevin L. Santacroce	$380,000	$365,000	4%
James J. Manseau	$345,000	$330,000	5%

The increases in 2020 base salaries addressed individual performance as well as the general shortfall to market and brought the NEOs into a competitive range of base salaries paid to comparable positions in the peer group.

Short Term Incentive Program

Each NEO has an incentive opportunity defined by a target incentive and range that is based on their role and competitive market practice. Incentive targets/ranges are expressed as a percentage of base salary and determined based on competitive market practice for similar roles in similar organizations. These target incentive awards for 2020 were not increased over the incentive opportunities established for 2019. The Board established the financial performance targets to be used in establishing awards under the STIP for fiscal 2020, as well as the percentage of base salary that can be earned by each category of officer based on the achievement of targets. The Plan is structured as follows:

Weighing %
Board Defined “Absolute” Goals
Profitability
Adjusted EPS	25%
Adjusted Operating Expense to Average Assets	25%
50%
Growth
Deposits	20%
Loans	20%
40%
Asset Quality
NPA to Assets	10%

Total	100%

The “absolute” goals are established by the Board and are measured based on the year ended December 31, 2020. The Board retains an additional 20% discretion. The “Adjusted” EPS is consistent with the adjusted measures presented in Bridge’s 2020 earnings release and excludes merger expenses, stock acceleration expenses and related income tax effects.   The “Adjusted” Operating Expense to Average Assets goal above is consistent with the adjusted measures presented in Bridge’s 2020 earnings release and excludes merger expenses, stock acceleration expenses and amortization of other intangible assets. For each performance goal, the Board established three performance levels; Threshold, Target and Maximum Performance. Additionally, for each individual performance goal, up to 150% of the goal weighting can be achieved. However, the total STIP award is capped at the maximum % of base salary for each NEO. The payout opportunities as a % of base salary noted below are consistent with 2019. In order to earn a minimum payout, the Bridge’s performance achievement must equal or exceed the threshold level. If none of the performance criteria are achieved, no short term incentive is earned under the Plan. However, the Committee may at its discretion, recommend to the Board  awards it considers reasonable. For 2020, Bridge’s performance achievement was determined using year to date November 2020 results and projected through December 2020 is as follows:

							BDGE
							Achievement
Absolute		Threshold	Target	Max	BDGE at	% of Max	Weighted
Measures	Weightings	50% of Target	100% of Target	150% of Target	11/30/20	Achieved	% of Max
Profitability
Adjusted EPS	25%	$2.51	$2.65	$2.79	$2.51	50%	12%
Adjusted Operating Expenses/Average Assets	25%	2.09%	2.04%	1.99%	1.77%	150%	38%
	50%						50%
Growth
Deposits	20%	7.60%	9.60%	11.60%	40.00%	150%	30%
Loans	20%	5.90%	7.90%	9.90%	27.00%	150%	30%
	40%						60%
Asset Quality
NPA to Assets	10%	0.40%	0.30%	0.20%	0.21%	143%	14%

Quantitative measures	100%						124%

Board Discretion							—%

Total Achievement - Capped at 100%							100%

As noted above, Bridge’s achievement reflects certain adjustments to reported results.  Based on Bridge’s adjusted results, performance achievement based on quantitative measures exceeded 100%.  The Board determined no discretion was required and the STIP was awarded at 100% of maximum achievement and resulted in the following payout as a percentage of base salary for each NEO:

	Payout Opportunity as a % of Base Salary			Actual Payout
NEO	Threshold %	Target %	Maximum %	% of Base Salary

Kevin M. O’Connor	30%	60%	90%	90%
John M. McCaffery	20%	40%	60%	60%
Howard H. Nolan	20%	40%	60%	60%
Kevin L. Santacroce	20%	40%	60%	60%
James J. Manseau	20%	40%	60%	60%

Note, Bridge’s adjusted results as of and for the year ended December 31, 2020 resulted in performance achievement of 126% of maximum and therefore would not have resulted in any change in the actual STIP payouts.

As described in the proxy filed in 2020, the 2019 STIP was based on the same five absolute performance goals determined by the Board for the 2020 STIP. For 2019, Bridge achieved 92% of the maximum incentive opportunity (equivalent to 138% of target) inclusive of 20% board discretion and these results determined the dollar value of the short term equity awards granted in 2020.

In order to further ensure that Bridge’s compensation programs do not encourage undue and unnecessary risks and promote a long-term outlook by the CEO, the Committee and Board determined that the amount earned by the CEO under the 2019 STIP will be paid partially in cash and partially in restricted stock awards. For 2020, all NEOs received their STIP awards earned in 2020 in 100% cash.  For 2019, the CEO’s restricted stock award granted in 2020 vests ratably over three years.

Dividends are paid on unvested restricted stock awards. The incentive compensation earned by NEOs for the years ended December 31, 2020 and 2019, respectively, reflecting the impact of performance achievements is as follows:

	Incentive Compensation Earned for the Years Ended December 31,
	2020			2019
		Restricted			Restricted
	Cash	Stock	Total	Cash	Stock	Total
Kevin M. O'Connor	$675,000	$—	$675,000	$463,680	$115,920	$579,600
John M. McCaffery	$234,000	$—	$234,000	$207,000	$—	$207,000
Howard H. Nolan	$225,000	$—	$225,000	$201,500	$—	$201,500
Kevin L. Santacroce	$228,000	$—	$228,000	$201,500	$—	$201,500
James J. Manseau	$207,000	$—	$207,000	$182,200	$—	$182,200

The 2019 restricted stock awards noted in the table above are included in the 2020 Summary Compensation Table under the heading “Stock Awards.”

Long Term Stock Incentive Program of Bridge

The 2012 Stock-Based Incentive Plan (“2012 Equity Incentive Plan”), which was approved by Bridge’s  stockholders at the 2012 Annual Meeting of Stockholders, gives the Board the latitude to provide incentives and rewards to employees and directors who are largely responsible for the success and growth of Bridge  and its affiliates, and to assist all such entities in attracting and retaining experienced and qualified directors, executives and other key employees.

In May 2019, Bridge’s shareholders approved the 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”), which provides for the grant of stock-based and other incentive awards to officers, employees and directors of Bridge. The 2019 Equity Incentive Plan superseded the Bridge 2012 Stock-Based Incentive Plan (the “2012 Equity Incentive Plan”). The maximum number of shares of stock, in the aggregate, that may be granted under the 2019 Equity Incentive Plan as stock options, restricted stock, or restricted stock units is 370,000 plus the number of shares of stock which have been reserved but not issued under the 2012 Equity Incentive Plan, and any awards that are forfeited under the 2012 Equity Incentive Plan after the effective date of the 2019 Equity Incentive Plan. No further grants will be made under the 2012 Equity Incentive Plan. Currently outstanding grants under the 2012 Equity Incentive Plan will not be affected.

The number of shares of common stock of Bridge available for stock-based awards under the 2019 Equity Incentive Plan was 370,000 plus 162,738 shares that were remaining under the 2012 Equity Incentive Plan. At December 31, 2020, 436,953 shares remain available for issuance, including shares that may be granted in the form of stock options, RSAs, or RSUs.

Stock options may be either incentive stock options, which bestow certain tax benefits on the optionee, or non-qualified stock options, not qualifying for such benefits. All options have an exercise price that is not less than the market value of Bridge’s Common Stock on the date of the grant. Historically, stock based awards under Bridge’s plans have either been stock options or shares of restricted stock (which are shares of Common Stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date).

The vesting of restricted stock depends upon the executives continuing to render services to Bridge.  Restricted stock awards carry dividend and voting rights from the date of grant. Restricted shares are forfeited if the award holder departs Bridge before vesting. Options have no value unless Bridge’s stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of Bridge’s stock. The Committee’s recommendations on granting options and restricted stock awards are based on the evaluation of Bridge’s performance in connection with year end results, the individual’s accomplishments, the position held by the individual and the individual’s overall compensation compared to Bridge’s compensation peer group.

In 2014, the Committee and Board re-designed the LTI Plan for the NEOs to include performance based awards. The awards are discretionarily determined by the Committee and Board within a specified target range of between 30-60% of salary. The 2020 LTI Plan includes 50% performance based awards and 50% time vested awards.

2020 LTI Awards

A summary of the LTI awards for 2020 follows:

Vehicle	% of Plan	Vesting Period	Performance Feature
Performance Share Units	25%	3-year cliff vesting

• PSUs vest contingent upon the achievement of the Board established 3 year cumulative EPS goal. Goal is aligned with the budget and the strategic plan.

• Threshold achievement is required to earn any PSUs

 • The percentage of PSUs earned is based on actual EPS with payouts interpolated between threshold, target, and maximum according to the following schedule.

●
Threshold: 50%
●
Target: 100%
●
Maximum: 150%

• The number of earned PSUs are subject to further adjustment by application of a modifier based on our 3-year TSR performance measured relative to our peer group. Earned awards are reduced 20% for relative TSR performance at or below the 25th percentile and are increased 20% for performance at or above the 75th percentile, with linear interpolation for performance between these levels.

• Value of final payout depends on the performance of our stock price.

Premium Priced Stock Options	25%	3-year annual ratable vesting

• Ability to exercise depends on the positive performance of our stock price, which is driven by our financial performance.  The exercise price is set at a 10% premium to the closing price at the date of grant.

• Encourages preservation of long-term stock value.

• Option expires 10 years from the date of grant.

Restricted Stock Units	50%	3-year annual ratable vesting	• Value of final payout depends on the performance of our stock price.

For 2019 and 2018, the LTI Plan included 60% performance based awards and 40% time vested awards. The performance based awards were in the form of 30% PSUs and 30% premium priced stock options and the time vested awards were in the form of RSUs and vest ratably over five years.

Outstanding PSU Awards

On December 14, 2020, the Board decided to vest all equity awards except for the 2018 and 2020 PSU awards.  The 2018 PSU award was not vested as determination of the award was contingent upon completion of the three year performance period which ended on December 31, 2020. The 2020 PSU awards were not vested in December 2020 as they were outstanding less than one year. Based on the actual performance for the three year’s ended December 31, 2020, on February 1, 2021, the 2018 PSU award was vested at 106% of target and the 2020 PSU award was vested at target.

Dividends on unvested PSUs and RSUs accrue to the executive in the form of additional PSUs and RSUs and are subject to forfeiture prior to vesting. The Summary Compensation Table includes the February 2020 grant of 17,943 in time vested RSUs, 8,613 in PSUs and 69,360 in premium priced stock options in each case relating to 2019 performance.

Retirement and Other Benefits

The Bank maintains a 401(k) plan (the “401(k) Plan”) for the benefit of its employees. During 2020, the Bank matched 100% of the employee’s contributions up to 1% of pay plus 50% of the employee’s contributions that exceed 1% but are less than 6% of pay (a maximum company match of 3.5% of pay). All employees, including the NEOs, can defer a minimum of 1% and a maximum of 100% of their annual income as long as the deferred compensation does not exceed

Internal Revenue Service (IRS) limits. In addition, employees at Tier 2 and Tier 3 (Tiers described below) may receive a discretionary profit sharing benefit.

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the “Pension Plan”) for eligible employees. All employees hired before October 1, 2012 that are at least age 21 and have completed at least one year of service are eligible to participate in the Pension Plan. The Pension Plan provides for a benefit for each participant according to the Tier the employee belongs to as outlined below. Compensation used to determine benefits are all wages, tips, and other compensation as reported on form W-2, such as any amounts which are treated as salary reduction contributions under a 401(k) plan, a cafeteria plan or a qualified flexible benefits plan. The Normal Benefit Form is a Single Life Pension with 60 payments guaranteed. There are a number of optional forms of benefit available to the participants, all of which are adjusted actuarially. Participants are eligible for early retirement upon attaining age 55. As required by law, the Pension Plan is covered by the insurance program of the Pension Benefit Guaranty Corporation.

Tier 1 – NEOs and Certain Employees Who Met Specified Age and Service Requirements

●	These employees’ benefits under the Pension Plan are 1.50% of the participant’s average annual compensation multiplied by creditable service (up to 35 years); plus 1.00% of the participant’s average annual compensation multiplied by creditable service (in excess of 35 years); minus 0.49% of the participant’s average annual compensation in excess of Covered Compensation multiplied by creditable service (up to 35 years). The employee’s average annual compensation is determined using the highest average compensation during five consecutive years of employment or all years of employment, if less than five.

Tier 2 – All Other Employees Hired before October 1, 2012

●	These employee’s benefits under the Pension Plan are their accrued benefits determined using the Tier 1 formula above, but frozen for increases in service and compensation as of December 31, 2012. In addition, these employees receive benefits under the Pension Plan using a cash balance formula for all plan years beginning after December 31, 2012. The “Pay credits” under the cash balance formula are 3.75% of annual compensation for employees with less than 15 years of service and 5% of annual compensation for employees with more than 15 years of service. The “interest credits” are determined by multiplying the employee’s hypothetical account balance as of the beginning of a plan year by the actual dollar-weighted rate of return on plan investments during that plan year.

Tier 3 – All Employees Hired on or after October 1, 2012

●	These employees are excluded from the Pension Plan.

The Bank has a Supplemental Executive Retirement Plan (the “SERP”), under which additional retirement benefits are accrued for the CEO and COO. Under the defined benefit component of the SERP, the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Pension Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is actually entitled to under the Pension Plan at normal retirement. Under the defined contribution component of the SERP, the amount of the supplemental retirement benefit is the difference between (i) the total matching contribution that would have been contributed by the Bank to the executive’s account under the 401(k) Plan based on the executive’s compensation, without taking into account limitations on compensation and annual benefits; and (ii) the maximum amount that could have been contributed to the executive’s account under the 401(k) Plan with respect to such compensation.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that Bridge and the Committee believe are reasonable and consistent with its overall compensation program to better enable Bridge to attract and retain employees for key positions. The NEOs are provided use of Bridge’s automobiles and participation in the plans and programs described above. Attributed costs of personal benefits described for the NEOs for the fiscal year ended December 31, 2020 are included in the “All Other Compensation” column of the “Summary Compensation Table.”

Bridge and the Bank have entered into employment agreements with Messrs. O’Connor, Nolan, Santacroce, McCaffery and Manseau which are described under the heading “Employment Agreements.”

Tax Implications

Tax Deductibility of Executive Compensation

Prior to the implementation of The Tax Cuts and Jobs Act of 2017 (the “Tax Act”), our compensation philosophy and policies generally took into account certain aspects of Section 162(m) of the Internal Revenue Code when designing the compensation program for NEOs, to the extent the Committee determined appropriate, to maximize the deduction for compensation paid to the NEOs.” Section 162(m) generally disallowed a federal income tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and specified other executive officers, subject to certain exceptions such as for “performance-based” compensation.  As a result of the Tax Act, we expect that Bridge may no longer take an annual deduction for any compensation paid to covered employees in excess of $1 million per specified executive officers.  Due to the continued importance and benefit to Bridge and our shareholders of awarding compensation that is structured to properly incentivize our executive officers, the Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to Bridge.

Clawback Policy

In February 2009, the Compensation Committee adopted a clawback policy, to recover certain incentive payments including performance based awards paid to Bridge’s NEOs if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and (2) the amount of the incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.

Stock Ownership Guidelines

The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of its executives and directors with those of shareholders. In March 2011, Stock Ownership Guidelines were implemented for NEOs and directors of Bridge that require the following minimum investment in Bridge common stock:

Directors:	$100,000
NEOs:	One times (1.0x) annual base salary

Stock holdings are expected to be achieved within three (3) years of the implementation of the ownership guidelines or the starting date of the individual, whichever is later. Stock ownership for NEOs and directors will be reviewed annually as part of the annual executive performance evaluation process and as part of the Board review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process. The Compensation Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors. The Committee monitors directors’ and executives’ ownership annually. As of December 31, 2020, all directors and NEOs have achieved their target stock ownership.

In March 2021, the Stock Ownership Guidelines were amended to increase the required minimum investment in Company Common Stock by directors and NEOs.  The current requirements are:

Directors:	Five times (5.0x) annual board retainer
CEO:	Five times (5.0x) annual base salary
President:	Five times (5.0x) annual base salary
Other NEOs:	Two times (2.0x) annual base salary

Stock holdings are expected to be achieved within three (3) years of the implementation of the ownership guidelines or the starting date of the individual, whichever is later.

Pledging and Anti-Hedging Policies

Directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

The Board has adopted a policy that prohibits directors, officers and employees from entering into any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of the Company Common Stock would affect the value of the shares of Company Common Stock owned by the director, officer or employee. This policy provides that examples of prohibited hedging transactions include (i) short sales of the Company Common Stock (the practice of selling a security borrowed from another), (ii) buying put options or selling call options relating to the Company Common Stock, (iii) selling security futures contracts relating to Company Common Stock, (iv) entering into prepaid variable forward sale contracts, equity swaps, or zero cost collars relating to the Company Common Stock, and (v) contributing Company Common Stock to an exchange fund in exchange for an interest in the fund.

Compensation and Human Resources Committee Report

1.The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and

2.Based on the review and discussions referred to in paragraph 1 above, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders.

COMPENSATION and HUMAN RESOURCES COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Rosemarie Chen (Chairperson)

Michael P. Devine, Member

Matthew Lindenbaum, Member

Albert E. McCoy, Jr., Member

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid to the NEOs for the years ended December 31, 2020, 2019 and 2018.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Stock	Compen-	sation	Compen-
Name and Principal Position	Year	Salary (1)	Bonus (2)	Awards (3)	Options (4)	sation (5)	Earnings (6)	sation (7)	Total
Kevin M. O’Connor	2020	$750,000	$—	$430,920	$105,000	$675,000	$1,839,053	$36,298	$3,836,271
President &	2019	$700,000	$—	$314,820	$112,500	$463,680	$733,890	$34,595	$2,359,485
Chief Executive Officer	2018	$625,000	$—	$325,780	$112,500	$209,280	$138,798	$48,737	$1,460,095

John M. McCaffery	2020	$390,000	$—	$140,625	$46,875	$234,000	$109,707	$21,567	$942,774
Executive Vice President &	2019	$375,000	$—	$148,540	$52,500	$207,000	$89,964	$25,974	$898,978
Chief Financial Officer	2018	$350,000	$—	$145,200	$49,500	$104,160	$16,046	$25,027	$689,933

Howard H. Nolan	2020	$375,000	$150,000	$136,875	$45,625	$225,000	$941,990	$27,280	$1,901,770
Senior Executive Vice President &	2019	$365,000	$—	$148,540	$52,500	$201,500	$391,582	$23,963	$1,183,085
Chief Operating Officer	2018	$350,000	$—	$149,600	$51,000	$104,160	$67,765	$29,076	$751,601

Kevin L. Santacroce	2020	$380,000	$—	$136,875	$45,625	$228,000	$248,771	$20,213	$1,059,484
Executive Vice President &	2019	$365,000	$—	$148,540	$52,500	$201,500	$218,729	$24,232	$1,010,501
Chief Lending Officer	2018	$350,000	$—	$137,800	$49,500	$104,160	$(40,202)	$25,523	$626,781

James J. Manseau	2020	$345,000	$—	$123,750	$41,250	$207,000	$144,107	$21,577	$882,684
Executive Vice President &	2019	$330,000	$—	$127,780	$49,500	$182,200	$123,969	$27,418	$840,867
Chief Retail Banking Officer	2018	$330,000	$—	$136,400	$46,500	$49,104	$6,945	$30,836	$599,785

(1)	Includes voluntary salary deferrals under the Bank’s 401(k) Plan.
(2)	Reflects a discretionary award by the Board in recognition of Mr. Nolan’s efforts associated with the merger and in lieu of an annual long term award associated with 2020 performance.
(3)	The amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC No. 718, of restricted stock awards and performance-based restricted stock units pursuant to the LTI Plan and STIP. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K. Under the LTI Plan, 2020 awards were granted in the form of 25% performance share units, 25% premium priced stock options and 50% restricted stock units, subject to time-based vesting. Included in this column are awards granted in 2020 based on 2019 performance under the STIP. Also included in this column are dollar amounts assuming vesting of performance-based restricted stock units at target achievement as follows: Mr. O’Connor $105,000, Mr. McCaffery $46,875, Mr. Nolan $45,625, Mr. Santacroce $45,625, and Mr. Manseau $41,250. Assuming vesting of performance share units granted in 2020 at the maximum level, the grant date fair value of these performance-based awards would have been as follows: Mr. O’Connor $157,500; Mr. McCaffery $70,313, Mr. Nolan $68,438, Mr. Santacroce $68,438, and Mr. Manseau $61,875. The number of performance share units are determined on the third anniversary of the date of grant, based on the achievement of the board established 3 year EPS Goals ranging from 0% to 150% of the target number of units and subsequently adjusted up or down 20% based on three year total shareholder return relative to peer banks. Under the STIP, restricted stock awards are subject to time-based vesting, and the vesting schedule for awards under the LTI Plan and the STIP are described in the “Outstanding Equity Awards at Fiscal Year-End” table below.
(4)	The amounts represent the grant date fair value of stock options computed in accordance with FASB ASC No. 718. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K.
(5)	The amounts represent cash awards under the STIP. See discussion of “Short Term Incentive Plan” in the above Compensation Discussion and Analysis.

(6)	Based on the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2020, 2019, and 2018, respectively. Reflects change in present value of accumulated benefits under the pension plan and SERP for each NEO except Mr. Santacroce, Mr. Manseau and Mr. McCaffery, which reflects change in pension plan value only.
(7)	Details of the amounts reported in the “All Other Compensation” column for 2020 are provided in the table below.

	Itemization of All Other Compensation
	of Summary Compensation Table For 2020
		Dividends on
	401(k)	Restricted
	Contribution	Stock	Auto	Total
Kevin M. O'Connor	$9,975	$14,974	$11,349	$36,298

John M. McCaffery	$8,639	$4,444	$8,484	$21,567

Howard H. Nolan	$9,975	$5,248	$12,057	$27,280

Kevin L. Santacroce	$9,975	$4,949	$5,289	$20,213

James J. Manseau	$9,975	$4,599	$7,003	$21,577

EMPLOYMENT AGREEMENTS

Employment Agreements with Messrs. O’Connor and McCaffery.   The Company and the Bank have entered into new employment agreements with Messrs. O’Connor and McCaffery, effective as of February 1, 2021, setting forth the terms of the executive’s employment with the Company and the Bank.  The employment agreement, which supersedes Messrs. O’Connor and McCaffery’s prior employment agreements, are for an initial term of three (3) years, subject to an annual renewal for an additional year, unless the Company provides the executive with a written notice of non-renewal at least ninety (90) days before a renewal date. Mr. O’Connor’s employment agreement provides for an annual base salary of $900,000, an annual cash bonus with a target of 100% of base salary, an annual equity award with a target of 65% of base salary, and an annual cash allowance of $100,000 in lieu of perquisites. Mr. McCaffery’s employment agreement provides for an annual base salary of $500,000, an annual cash bonus with a target of 45% of base salary, an annual equity award with a target of 35% of base salary, and an annual cash allowance of $50,000 in lieu of perquisites.

If the executive’s employment is terminated by the Company and the Bank without cause or the executive officer resigns for good reason, he would be entitled to the following payments and benefits: the sum of (1) an amount equal to the product of (x) the executive’s annual cash bonus for the fiscal year immediately preceding the fiscal year in which the event of termination occurs (which we refer to as the “Recent Bonus”) if such bonus has not been paid as of the date of the event of termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 (which we refer to as the “Pro Rata Bonus”); (2) the amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the Recent Bonus; (3) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three-year period following the date of termination (which we refer to as the “Benefits Period”); and (4) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. The executive shall also be entitled to outplacement services the scope and provider of which shall be selected by the Company or the Bank, provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the date of termination.

If the executive’s employment is terminated by reason of death or disability, the executive shall be entitled to the following from the Bank: (a) an amount equal to the product of the most recent annual cash bonus multiplied by a fraction, with the numerator equal to the number of days in the current fiscal year through the date of termination due to death or disability and the denominator equal to 365, (b) any unvested restricted stock awards subject to time-based vesting shall become fully and immediately vested, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement, and (c) any unvested performance stock awards shall become fully and immediately vested and pro-rated based on actual performance and if actual performance is not determinable, at target, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement.

In consideration for the foregoing payments and benefits payable upon a termination by the Company and the Bank, as applicable, without cause or by the executive officer for good reason prior to a change in control, the executive is required to execute a release of claims in favor of the Company and the Bank. In addition, the employment agreement contains restrictive covenants concerning nondisclosure of confidential information, mutual non-disparagement of either party and a one-year non-solicitation and one-year noncompetition restriction. However, if the executive’s employment is terminated following a change in control, the non-competition and non-solicitation restrictions shall apply for the period of time mutually agreed to by the parties, and in no event shall the time period be less than six months or exceed two years. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave the executive officer better off on an after-tax basis.

Employment Agreements With Messrs. Nolan and Manseau.   Bridge and BNB Bank previously entered into an employment agreement with Messrs. Nolan and Manseau.  Mr. Manseau’s employment agreement was assumed by the Company and the Bank in connection with the merger of equals.  Mr. Nolan’s employment agreement was cancelled as of the date of the merger of equals pursuant to the terms of a settlement and release agreement, which is described in more detail below under the Potential Payments Upon Termination or Change in Control table.  The term of Mr. Manseau’s employment agreement is two years, renewing daily, so that the remaining term is twenty-four months, unless notice of non-renewal is provided to Mr. Manseau. Base salary is reviewed annually and can be increased but not decreased.  If Mr. Manseau voluntarily terminates his employment without “good reason,” or if Mr. Manseau’s employment is terminated for cause, no benefits are provided under the agreement.  In the event of (i) Mr. Manseau’s involuntary termination for any reason other than disability, death, retirement or termination for cause, or (ii) Mr. Manseau’s  resignation upon the occurrence of certain events constituting “good reason,” including a reduction in Mr. Manseau’s duties, responsibilities or base salary, Mr. Manseau would be entitled to a severance benefit equal to a cash lump sum payment equal to twenty-four months base salary and the value of continued health and medical insurance coverage for twenty-four months, payable within ten business days following the date of termination of employment.  In the event of (i) Mr. Manseau’s involuntary termination for any reason other than cause, or (ii) Mr. Manseau’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or pay, within two years following a change in control, Mr. Manseau would be entitled to a severance benefit equal to a cash lump sum payment equal to three times the sum of base salary and the highest annual bonus earned in the prior three years, and the value of continued health and medical insurance coverage for thirty-six months, payable within ten business days following the date of termination of employment.  Except in the event of a change in control, following termination of employment Mr. Manseau is subject to non-competition restrictions.

Employment Agreement with Mr. Santacroce.    Bridge and BNB Bank previously entered into an employment agreement with Mr. Santacroce, which was assumed by the Company and the Bank in connection with the merger of equals. In the event of (i) the executive’s involuntary termination for any reason other than cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or pay, within one year following a change in control, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to three times the sum of his base salary and the highest annual bonus earned in the prior three years, and the value of continued health and medical insurance coverage for thirty-six months, payable within ten business days following the date of termination of employment. The Company, the Bank and Mr. Santacroce have entered into an amendment to Mr. Santacroce’s employment agreement. The amendment provides that the term of the employment agreement will be for three (3) years following the effective time, subject to an annual renewal for an additional year, unless the Company provides the executive with a written notice of non-renewal at least ninety (90) days before a renewal date, the executive’s base salary is $425,000, the annual equity grant and annual cash bonus opportunities (expressed as a percentage of annual base salary), respectively, contained in the amendment are 35% and 45%, respectively. Moreover, the amendment provides that during a sixty (60) day window, commencing generally fifteen (15) months following February 1, 2021 and ending sixty (60) days later, Mr. Santacroce may terminate employment for any reason and receive a severance payment less any vesting of the one-time equity grant.

GRANTS OF PLAN BASED AWARDS

The following table sets forth certain information pertaining to grants of Plan Based Awards to the NEOs during 2020.

								All other	Option awards:
								stock awards:	number of	Exercise or
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			number of	Securities	Base Price	Grant date fair
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			shares or	Underlying	Of Options	value of stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	units(3)	Options	Awards	awards(4)
Name	Date	(a)	(b)	(c)	(#)	(#)	(#)	(#)(d)	(#)(d)	($/Sh)	$(e)

K. O’Connor	02/13/20	$225,000	$450,000	$675,000	—	—	—	—			—
	02/13/20	—	—	—	—	—	—	3,657			$115,920
	02/13/20	—	—	—	—	—	—	6,625			$210,000
	02/13/20	—	—	—	—	3,180	5,724	3,180			$105,000
	02/13/20								25,610	$34.87	$105,000

J. McCaffery	02/13/20	$78,000	$156,000	$234,000	—	—	—	—			—
	02/13/20	—	—	—	—	—	—	—			$—
	02/13/20	—	—	—	—	—	—	2,957			$93,750
	02/13/20	—	—	—	—	1,420	2,556	1,420			$46,875
	02/13/20								11,433	$34.87	$46,875

H. Nolan	02/13/20	$75,000	$150,000	$225,000	—	—	—	—			—
	02/13/20	—	—	—	—	—	—	—			$—
	02/13/20	—	—	—	—	—	—	2,879			$91,250
	02/13/20	—	—	—	—	1,382	2,488	1,382			$45,625
	02/13/20								11,128	$34.87	$45,625

K. Santacroce	02/13/20	$76,000	$152,000	$228,000	—	—	—	—			—
	02/13/20	—	—	—	—	—	—	—			$—
	02/13/20	—	—	—	—	—	—	2,879			$91,250
	02/13/20	—	—	—	—	1,382	2,488	1,382			$45,625
	02/13/20								11,128	$34.87	$45,625

J. Manseau	02/13/20	$69,000	$138,000	$207,000	—	—	—	—			—
	02/13/20	—	—	—	—	—	—	—			$—
	02/13/20	—	—	—	—	—	—	2,603			$82,500
	02/13/20	—	—	—	—	1,249	2,248	1,249			$41,250
	02/13/20								10,061	$34.87	$41,250
(1)	Amounts shown in column (a) reflect the minimum cash payout level under Bridge’s Short-Term Incentive Plan which is 50% of the target amount shown in column (b). The amount shown in column (c) is 150% of such target amount. These amounts are based on the individual’s 2020 salary and position and represent 100% of the total short term incentive plan award.
(2)	The amount of each performance-based restricted stock unit is contingent upon satisfying a performance-based target as of February 13, 2023. If the performance objectives are met or exceeded, the number of shares earned vest 100% on February 15, 2023, but will become 100% vested earlier upon death, disability or involuntary termination upon a change in control. The awards were made under the LTI Plan.
(3)	The amounts shown in column (d) reflect the number of shares of restricted stock granted to the NEO pursuant to Bridge’s 2019 Stock-Based Incentive Plan in 2020, based on 2019 performance. The restricted shares include awards granted under the short term incentive plan in the case of Mr. O’Connor and long term discretionary awards.
(4)	The amounts included in column (e) reflect the full grant date fair value of the restricted stock and stock option awards calculated in accordance with FASB ASC No. 718, based on attaining the performance at the target level.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information pertaining to outstanding equity awards held by the NEOs as of December 31, 2020.

	Option Awards				Stock Awards
										Equity Incentive
								Equity Incentive		Plan Awards:
	Number of	Number of			Number of			Plan Awards:		Market or
	securities	securities			shares or		Market Value	Number of		payout value of
	underlying	underlying			units of		of shares or	unearned shares,		unearned shares,
	unexercised	unexercised	Option	Option	stock that		units of stock	units or other		units or other
	options	options	exercise	expiration	have not		that have not	rights that have		rights that have
Name	exercisable	unexercisable	price	date	vested		vested(1) ($)	not vested		not vested(1) ($)
K. O’Connor	17,255	-	36.19	2/13/2028	3,657	(2)	88,426
	22,277	-	35.35	2/12/2029	6,877	(2)	166,286	3,898	(3)	94,254
	-	25,610	34.87	2/13/2030				3,301	(4)	79,818

J. McCaffery	7,592	-	36.19	2/13/2028	3,070	(2)	74,233
	10,396	-	35.35	2/12/2029				1,715	(3)	41,469
	-	11,433	34.87	2/13/2030				1,474	(4)	35,641

H. Nolan	7,822	-	36.19	2/13/2028	2,989	(2)	72,274
	10,396	-	35.35	2/12/2029				1,767	(3)	42,726
	-	11,128	34.87	2/13/2030				1,434	(4)	34,674

K. Santacroce	7,592	-	36.19	2/13/2028	2,989	(2)	72,274
	10,396	-	35.35	2/12/2029				1,715	(3)	41,469
	-	11,128	34.87	2/13/2030				1,435	(4)	34,698

J. Manseau	7,132	-	36.19	2/13/2028	2,702	(2)	65,334
	9,802	-	35.35	2/12/2029				1,611	(3)	38,954
	-	10,061	34.87	2/13/2030				1,297	(4)	31,361

(1)	Amounts based on closing price of our Common Stock as of December 31, 2020 ($24.18), as reported on the NASDAQ®.
(2)	Vests over three years; one third in each year commencing in 2021 through 2023.
(3)	Three year cliff vesting with performance requirement in 2021.
(4)	Three year cliff vesting with performance requirement in 2023.

OPTIONS EXERCISES AND STOCK VESTED

The following table sets forth information regarding the value realized by our NEOs on option exercises and stock awards vested during the year ended December 31, 2020.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	acquired on	Value realized on	acquired on vesting	Value realized on
Name	exercise (#)	exercise ($)	(#)	vesting ($)(1)
K. O’Connor	—	—	47,325	$1,240,532
J. McCaffery	—	—	19,281	$501,264
H. Nolan	—	—	21,103	$553,192
K. Santacroce	—	—	20,375	$533,176
J. Manseau	—	—	19,450	$509,350

(1)	Based on the closing price of our common stock on the respective vesting dates.

PENSION BENEFITS

The following table sets forth certain information pertaining to the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the Pension Plan and the Supplemental Executive Retirement Plan. The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in Bridge’s financial statements.

		Number of years	Present value of	Payments during
	Plan Name	credited service (#)	accumulated benefit	Last Fiscal Year ($)
K. O’Connor	BNB Bank Pension Plan	12.17	$608,006	—
	Supplemental Executive Retirement Plan	12.17	$3,323,856	—
J. McCaffery	BNB Bank Pension Plan	7.92	$379,059	—
H. Nolan	BNB Bank Pension Plan	13.50	$705,607	—
	Supplemental Executive Retirement Plan	13.50	$1,489,964	—
K. Santacroce	BNB Bank Pension Plan	23.25	$1,009,546	—
J. Manseau	BNB Bank Pension Plan	11.75	$579,179	—

As previously disclosed, the Bank maintains a SERP for the benefit of Messrs. O’Connor and Nolan. Balances in the defined contribution component of the SERP are credited with earnings each year in the same percentages as the participant’s account earned under the Bank’s 401(k) Plan.  In the event of a change in control of the Bank, the SERP will be terminated and amounts will be paid to participants in a single lump sum payment on the date of the change in control.  The merger of equals constituted a change in control, and accordingly, the Messrs. O’Connor and Nolan were paid their account balances, which were 100% vested, under the Supplemental Executive Retirement Plan as of February 1, 2021.

Aggregate earnings in this table have not been reported in the Summary Compensation Table for 2020, 2019, and 2018, respectively, as they are not “preferential” or “above market” as defined in SEC regulations.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal
Name	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Year End
K. O’Connor	—	$56,910	$39,709	—	$406,702
H. Nolan	—	$22,766	$9,954	—	$160,771

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows estimated payments that would be made to the NEOs, other than Mr. Nolan, upon specified events, assuming such events occurred on December 31, 2020, pursuant to each NEO’s employment agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. Messrs. O’Connor and Nolan are participants in a SERP, as described above in the Nonqualified Deferred Compensation section of this Proxy Statement. Details regarding their benefits in the SERP are disclosed in the Pension Benefits table and the Nonqualified Deferred

Compensation table of this Proxy Statement. Since Mr. Nolan terminated employment on February 1, 2021, in connection with the merger of equals between Bridge and Legacy Dime, the payments made to him are provided below.

	Involuntary		Involuntary Termination
Name	Termination		after Change in Control		Disability		Death
K. O’Connor
Stock Based Incentive Plans	—		$428,784	(1)	$428,784	(1)	$428,784	(1)
Employment Agreement	$1,824,648	(2)	$13,226,399	(3)	$1,824,648	(5)	—

J. McCaffery
Stock Based Incentive Plans	—		$151,343	(1)	$151,343	(1)	$151,343	(1)
Employment Agreement	$1,031,141	(2)	$2,248,711	(4)	$1,031,141	(5)	—

K. Santacroce
Stock Based Incentive Plans	—		$148,441	(1)	$148,441	(1)	$148,441	(1)
Employment Agreement	$881,141	(2)	$2,005,711	(4)	$881,141	(5)	—

J. Manseau
Stock Based Incentive Plans	—		$135,650	(1)	$135,650	(1)	$135,650	(1)
Employment Agreement	$720,172	(2)	$1,701,257	(4)	$720,172	(5)	—
(1)	This amount represents the value of unvested restricted stock units and restricted stock awards that become fully vested upon certain events, including death, disability and change in control of the Bank or Company.
(2)	This amount represents the sum of (i) two times base salary, and (ii) the value of continued health and medical insurance coverage for two years. Amounts payable by the Bank on an event of termination or a voluntary resignation are subject to a one year non-compete restriction and the executive’s agreement not to disclose any confidential information.
(3)	In the event of a change in control, Mr. O’Connor is entitled to receive a lump sum payment equal to three times the executive’s annual compensation for the year immediately preceding the year of the change in control and the value of the employer cost for continued health care coverage for a period of 36 months. The amount shown does not include an excise tax indemnification payment of approximately $7,470,645.
(4)	In the event of an involuntary termination after a change in control, Messrs. Santacroce, Manseau, and McCaffery are entitled to receive a lump sum payment equal to three times the sum of the executive’s annual base salary and the highest annual bonus earned during the prior three years. Additionally, each executive is entitled to the value of continued health and medical insurance for three years pursuant to the terms of the executives’ employment agreements.
(5)	In the event of disability, Messrs. O’Connor, Santacroce, Manseau, and McCaffery will receive their after-tax base salary, less amounts payable under any disability programs, and continued health and medical coverage for 2 years. This amount represents the estimated total payments and benefits that Messrs. O’Connor, Santacroce, Manseau, and McCaffery would receive for such 2-year period, without reduction for taxes or amounts payable under any disability programs.

In connection with the merger of equals between Bridge and Legacy Dime and Mr. Nolan’s termination of employment on February 1, 2021, Bridge, BNB Bank and Mr. Nolan entered into a: (i) Non-Competition and Consulting Agreement under which BNB Bank will pay Mr. Nolan $50,000 per month, pro-rated for a partial month, in exchange for Mr. Nolan providing consulting services up to 160 hours per month, commencing February 2, 2021 and ending June 30, 2021, and Mr. Nolan will be subject to non-competition and non-solicitation restrictions for thirteen (13) months, commencing on February 1, 2021, and a (ii)  Settlement and Release Agreement under which Mr. Nolan’s employment agreement was terminated and BNB Bank paid Mr. Nolan $2,343,264, less required withholding, in full satisfaction of the payment obligations under Mr. Nolan’s employment agreement and in exchange for a legal release of claims.  As a result of the merger of equals and pursuant to the terms of the SERP, as described above, Mr. Nolan was paid his vested account balances of $1,439,000 and $159,533 as a result of the change in control and, pursuant to the terms of the merger agreement between Bridge and Dime, Mr. Nolan’s non-vested equity awards were accelerated on February 1, 2021 with a value of $157,317.  Mr. Nolan received full ownership of his automobile with a value of $38,600.

CEO PAY RATIO

In accordance with the applicable provisions of Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of Bridge and the annual total compensation of our President and CEO.

For 2020, our median annual total compensation for all employees other than our CEO was $71,305.   The annual total compensation for our CEO for the same period was $3,836,271. The ratio of our CEO’s compensation to the median employee’s compensation was 54 to 1.

We identified our median employee using our entire workforce, as of December 31, 2020, including all full-time and part-time employees. We used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2020. We annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2020, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

We determined the annual total compensation for our median employee by calculating total compensation for such employee in accordance with the requirements of Item 402 (c)(2)(x) of Regulation S-K.

With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by Bridge  may not be comparable to the pay ratio reported by other companies.

DELINQUENT SECTION 16(a) REPORTS

Our Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of the Company and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based solely on our review of such ownership reports and representations made by the directors and executive officers, one Form 4 report for each of the Bridge NEOs was inadvertently filed ten days late associated with one transaction related to earned PSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Sarbanes-Oxley Act of 2002 allows for loans made by the Bank, as an FDIC insured institution, to our executive officers and directors in compliance with federal banking regulations. Federal banking regulations allow for loans made to executive officers or directors under a benefit program maintained by the Bank that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee. The Bank offers its employees interest rate discounts of up to 100 basis points, based on years of service, for residential mortgage loans on their primary residence. Except for this interest rate discount with respect to loans to executive officers, loans to our directors and executive officers (and their immediate family members and companies in which they are principal owners), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to, and do not involve more than the normal risk of collectability or present other unfavorable features.

During the year ended December 31, 2020, the Bank had a residential mortgage loan to one executive officer with the interest rate discount under the program available to all employees described in the immediately preceding paragraph. The loan was made in the ordinary course of business, was made on substantially the same terms, including the interest rate (other than the interest rate under the employee discount rate program) and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Board (excluding any director involved in the transaction) reviews and approves all transactions between Bridge or the Bank and any director or executive officer that would require proxy statement disclosure pursuant to Item 404(a).

DIRECTOR COMPENSATION

Cash Compensation Paid to Board Members

All members of the Board of Directors of the Company also serve on the Board of the Bank. For the period from January 1, 2020 to December 31, 2020, each outside (non-employee) director received an annual retainer fee of $30,000 from the Bank. The Chairperson of the Board of Directors received an additional annual fee of $40,000. The Chairpersons of the Audit, Compensation, Corporate Governance, and Loan Approval Committee received an additional annual fee of $10,000. All outside directors were compensated $1,200 for each Board meeting. Outside directors who were members of Board Committees were compensated $1,000 per meeting attended.

Equity Awards Program

In addition, all non-employee directors received an annual non-elective retainer in the form of restricted stock units in the amount of $30,000.

Deferred Compensation Plan

The Directors Deferred Compensation Plan, effective April 1, 2009, was a nonqualified deferred compensation plan, which allowed a director to defer his or her annual retainer earned from May 1 to April 30 (the “Plan Year”) and to have such amounts invested in restricted stock units. The value of a restricted stock unit was determined based on the fair market value of a share of Common Stock, with fair market value determined based on the trailing 10-day average. Directors who elected to defer were deemed to defer their annual retainer as of the first day of each Plan Year, or May 1. With respect to each Plan Year’s deferral, a director vested pro-rata during such Plan Year and became fully vested after twelve months of service, except a director would become fully vested upon disability, death or retirement. All deferrals were credited to a director’s account as restricted stock units and distributions from the Plan were made in shares of Common Stock. The restricted stock units did not have any voting rights. There were no preferential earnings on amounts deferred. Dividends were paid on restricted stock units in the same amount as dividends paid on the Common Stock, and accrued as additional restricted stock units. At the time a director elected to make a deferral election, he or she also elected the time that the amounts credited to his or her account would be distributed and whether such amounts would be paid in a lump sum or installments. Such payment would be made at the time elected by the director, which would be the earlier of the director’s cessation of service, a change in control of Bridge or a specified date.

The Directors Deferred Compensation Plan terminated and the covered participants were paid their account balances as of the closing of the merger with Legacy Dime on February 1, 2021.

Director Summary Compensation Table

The following table sets forth information pertaining to the compensation paid by Bridge to non-employee directors for the fiscal year ended December 31, 2020:

	Fees Earned or	Stock
Name(1)	Paid in Cash	Awards	Total
Marcia Z. Hefter(2)	$117,800	$30,000	$147,800

Dennis A. Suskind	$76,800	$30,000	$106,800

Emanuel Arturi(2)	$85,600	$30,000	$115,600

Charles I. Massoud	$81,600	$30,000	$111,600

Albert E. McCoy, Jr.(2)	$75,800	$30,000	$105,800

Rudolph J. Santoro(2)	$84,600	$30,000	$114,600

Thomas J. Tobin	$65,600	$30,000	$95,600

Raymond A. Nielsen(2)	$91,600	$30,000	$121,600

Daniel Rubin	$69,600	$30,000	$99,600

Christian C. Yegen(2)	$62,600	$30,000	$92,600

Matthew Lindenbaum	$75,600	$30,000	$105,600

(1)	Kevin M. O’Connor, the Company’s President and CEO, is not included in this table as he is a Named Executive Officer of Bridge and did not receive additional compensation as a director.
(2)	Directors Hefter, Arturi, McCoy, Jr., Santoro, Nielsen and Yegen elected to defer their annual elective retainer fee in the form of deferred RSUs pursuant to the Directors Deferred Compensation Plan.

PROPOSAL 2. - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP (“Crowe”) was the independent registered public accounting firm of Bridge for the year ended December 31, 2020, and has been selected to serve as the Company’s independent registered public accounting firm for the year ending 2021. Representatives of Crowe are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

Fees Paid To Crowe

The following table presents fees for professional audit services rendered by Crowe for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2020 and 2019.

Type of Fees	2020	2019
Audit Fees (1)	$377,000	$362,500
Audit Related Fees(2)	110,000	89,000
Tax Fees (3)	—	—
All Other Fees (4)	44,000	—
Total Fees	$531,000	$451,500

(1)	Audit fees for 2020 and 2019 consist of professional services rendered for the annual audit of our financial statements and audit of internal controls over financial reporting, along with the review of financial statements included in our quarterly reports.
(2)	Audit-related fees for 2020 consist of auditing the adoption and implementation of ASU 2016-13, Financial Instruments – Credit Losses, and procedures related to COVID-19. Audit-related fees for 2019 consist of auditing the adoption and implementation of ASU 2016-01 “Financial Instruments: Recognition and measurement of financial assets and financial liabilities,” ASU 2016-02, Leases, ASU 2016-13, Financial Instruments – Credit Losses, and consent procedures related to the Company’s S-8 and S-3 filings.
(3)	Crowe did not provide any services to Bridge relating to tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2020 and 2019.
(4)	All other fees relate to procedures performed in connection with merger-related SEC filings.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe are submitted to the director of internal audit, who subsequently requests pre-approval from the Audit Committee Chairperson. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

In order to ratify the selection of Crowe as the Company’s independent registered public accounting firm for the 2021 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3. – ADVISORY NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board believes that Bridge’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of shareholders.

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote in an advisory, non-binding manner to approve the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth the disclosure companies must include in their proxy statement as to executive compensation. At the 2018 Annual Meeting of Shareholders, the Board of Directors recommended, and the shareholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors determined that Bridge would hold an annual advisory vote to approve executive compensation.

This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to vote on our executive pay program. The Board of Directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:

“Resolved, that the compensation paid to Bridge’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 4.- APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. 2021 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) to provide the Company with sufficient equity compensation to meet the objectives of appropriately incentivizing our officers, other employees and directors in order to execute on our strategic plan to build shareholder value, while providing appropriate shareholder protections.  Upon shareholder approval of the 2021 Equity Incentive Plan, the Company will no longer make grants under the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan or the Bridge Bancorp, Inc. 2019 Equity Incentive Plan  (together, the “Plans” or the “2019 and 2020 Plans”).  Awards outstanding under these Plans will continue to remain outstanding and subject to the terms and conditions of the Plans. In addition, the Company will limit grants in the aggregate under the Plans between December 31, 2020 and through the 2021 Annual Meeting of Shareholders to be held on May 27, 2021 to no more than 350,000 shares in total.

The Company believes that equity awards constitute an important component in a balanced, comprehensive compensation program.  Many of the companies with which we compete with for officers, employees and directors offer equity compensation as part of their overall compensation programs.  By approving the 2021 Equity Incentive Plan, our shareholders will provide us the flexibility we need to continue to attract, motivate and retain highly-qualified officers, employees and directors by offering a competitive compensation program with a component linked to the performance of our Common Stock and, therefore, aligned with the interests of our shareholders.

The Board of Directors, through its Compensation Committee, in consultation with its independent consultant, has evaluated current practices of financial institutions in our marketplace related to equity plan design and equity grant practices.  The Company has also evaluated its strategic plan and believes the 2021 Equity Incentive Plan is appropriately designed to allow the Company to meet its objectives.

The following summarizes the key features of the 2021 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2021 Equity Incentive Plan, attached hereto as Appendix 1. Unless indicated otherwise, capitalized terms are defined in the 2021 Equity Incentive Plan.

Key Attribute	Feature	Discussion
Equity Award Types	Stock Options, Restricted Stock and Restricted Stock Units.	The Plan provides the Company with equity award types predominately used in the marketplace to provide flexibility in meeting its compensation objectives.
Award Vesting Criteria: Performance Awards Service-Based Awards

The vesting of Awards may be subject to the achievement of performance measures as determined by the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) or subject to time-based vesting over a period of continuous service (i.e., service-based).

Based on the Compensation Committee’s evaluation of current market practices and past Company practices, it expects a portion of equity award grants under the 2021 Equity Incentive Plan will be subject to performance-based vesting. The Compensation Committee intends to continue to use a third-party independent compensation consultant in determining the vesting criteria of equity award grants.

Vesting Period

The Compensation Committee will determine the vesting schedule or performance criteria for each Award. At least 95% of the Awards under the Plan will vest no earlier than one year after the grant date.

While the Compensation Committee may set the vesting schedule or conditions, the Committee views equity awards as a longer-term compensation element.
Prohibition Against Stock Option Repricing

Neither the Compensation Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a Stock Option previously granted under the Plan, except in the event of certain corporate transactions set forth in the 2021 Equity Incentive Plan (including stock splits, and stock dividends) or adjustments approved by the Company’s shareholders.

The Compensation Committee believes that repricing Stock Options is contrary to the objectives of Stock Options and would not be in alignment with the interest of shareholders.
Acceleration of Vesting - Termination of Service due to Death and Disability	Unless otherwise specified by the Compensation Committee, Awards vest upon a participant’s termination of service due to death or Disability and Stock Options remain exercisable for one year.	The Compensation Committee believes that recognizing participant contributions and vesting Awards upon death and Disability is appropriately aligned with the interests of shareholders.
Acceleration of Vesting - Termination of Service for Cause or resignation for any reason (except death, Disability or following a Change in Control)

Unless otherwise specified by the Compensation Committee, no Awards will vest upon a participant’s termination for cause or a voluntary resignation for any reason (except death or disability).

Generally, all vested Stock Options remain exercisable for three months from the date of termination of service due to a resignation for any reason (except death or disability, in which case they will remain exercisable for one year).

The Compensation Committee believes that acceleration of vesting following a termination of service for reasons other than death, disability, or in certain instances following a Change in Control is not appropriately aligned with the objectives of the 2021 Equity Incentive Plan or the interests of shareholders.

Key Attribute	Feature	Discussion
Upon a termination for cause, all unvested Awards, including unexercised Stock Options, will be forfeited.
Acceleration of Vesting - Committee Discretion

Vesting of Awards may be accelerated by the Compensation Committee, at its discretion, except that the Compensation Committee may not accelerate the vesting of any Award within the first year following the date of grant.

The Compensation Committee determined that discretion to accelerate awards is important to allow the Company to respond to employment-related matters or other unforeseen circumstances that could warrant consideration of acceleration.

Acceleration of Vesting - Termination of Service without Cause or Resignation for Good Reason following a Change in Control (i.e., an Involuntary Termination of Service)

Unless otherwise specified by the Compensation Committee:

All unvested service-based Awards will vest upon an Involuntary Termination of Service following a Change in Control. Stock Options will remain exercisable for one year following an Involuntary Termination of Service following a Change in Control.

A pro-rated portion of Performance Awards will vest upon an Involuntary Termination of Service following a Change in Control based on actual performance and if actual performance cannot be determined, at the target level.

The Compensation Committee determined that a “double trigger” vesting acceleration in connection with a Change in Control is appropriate in providing the Company with a meaningful retention tool as an independent company, and any future acquirer with the ability to appropriately manage human resources during any merger integration.

Share Limitations, Freezing of equity grants under the Plans

The maximum number of shares of stock that may be delivered to participants under the Plan is 1,200,000 shares.

As of April 9, 2021 (the latest practicable date before the printing of this Proxy Statement) the closing price of the Company’s Common Stock, as reported on the Nasdaq stock market, was $32.40.

If shareholders approve the 2021 Equity Incentive Plan, the Company will not make any more grants under the 2019 and 2020 Plans; the 2019 and 2020 Plans will be frozen and equity awards that would otherwise be available for grant under that Plans will not be granted. The Compensation Committee will continue to administer outstanding grants under the Plans.

The Compensation Committee evaluated a number of factors in determining the appropriate plan size, including past grant practices, the grant practices of peer community banks, the shareholder value transfer to participants, and publications of proxy advisors.

Limitation of Grants to Non-Employee Directors

The sum of the grant date fair value of equity awards granted under the 2021 Equity Incentive Plan, including Stock Options, Restricted Stock and Restricted Stock Units, plus any cash-based compensation paid to a

The Compensation Committee expects that it will continue to use the services of an independent compensation consultant to assist it in making equity award grants, but believes it is important to provide

Key Attribute	Feature	Discussion
	non-employee director may not exceed $400,000 for any calendar year.	calendar year plan limitations of grant date fair value to participants.
Recycling of Equity Awards	Only forfeited and expired Awards are available for reissuance under the Plan.	The Compensation Committee believes that conservative recycling of equity awards is an important provision in the 2021 Equity Incentive Plan and properly aligns with the interests of shareholders.
Automatic Exercise of Stock Options

At the Compensation Committee’s discretion, Stock Options that are exercisable but unexercised as of the day immediately before their expiration date may be automatically exercised on behalf of a participant, in accordance with procedures established by the Compensation Committee.

The Compensation Committee believes that providing for an automatic exercise is in the best interest of the Company and participants and provides for an efficient mechanism to exercise Stock Options.
Clawback of Equity Awards

The 2021 Equity Incentive Plan provides for a number of forfeiture events including termination for cause, violation of material policies of the Company, automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 related to accounting restatements, and any clawback policy of the Company.

The Compensation Committee believes it is necessary to maintain strong clawback provisions for equity awards.
Holding Period Required

Participants must agree to hold a vested Award or Common Stock received upon exercise of a Stock option until the later of (i) 12 months or (ii) the date the individual meets the minimum ownership requirements (if any) applicable to that individual, except in the event of death, Disability, Involuntary Termination following a Change in Control, or, in general, if shares of Stock are withheld to satisfy tax withholding.

The Compensation Committee believes that a required holding period is appropriately aligned with the interests of shareholders.

Equity Compensation Plan Information

As of December 31, 2020, the Company had the following equity awards outstanding:

			Number of securities
	Number of securities	Weighted Average	remaining available for
	to be issued	exercise price	issuance under the equity
	upon exercise of	with respect to	compensation plans
	outstanding	outstanding stock	(excluding securities
Plan Category	options and rights	options and rights (2)	reflected in column(a)) (3)
Legacy Dime equity compensation plans approved by security holders(1)	28,842	$15.05	1,272,583
Bridge 2006 Equity Incentive Plan	19,928	—	—
Bridge 2012 Equity Incentive Plan	203,789	35.71	—
Bridge 2019 Equity Incentive Plan	150,827	34.87	436,953
Bridge Employee Stock Purchase Plan	—	—	976,941
Equity compensation plans not approved by security holders	—	—	—
Total	403,386	$33.82	2,686,477

(1)

Includes 8,177 stock options issued under the Legacy Dime 2001 Stock Incentive Plan, and 20,665 stock options issued under the Legacy Dime 2004 Stock Incentive Plan. Number of securities and exercise prices have not been adjusted to reflect the conversion of each share of Legacy Dime into 0.648 common shares of Bridge and the corresponding adjustment to exercise price pursuant to the merger of equals between Legacy Dime and Bridge.

(2)	The weighted average exercise price includes the weighted average exercise price of stock options only. Restricted stock and performance shares do not have an exercise price.
(3)	Represents the shares remaining under the Legacy Dime 2020 Equity Incentive Plan.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2021 Equity Incentive Plan.

Non-Qualified Stock Options.   The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.   The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). The Company will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock.   A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.   Participants will be able to exercise voting rights with respect to unvested restricted stock awards.

Restricted Stock Units.   A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Dividend Equivalent Rights.   The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.

Withholding of Taxes.   We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control.   Any acceleration of the vesting or payment of awards under the 2021 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Dime Community Bancshares, Inc.

Tax Advice.   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2021 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2021 Equity Incentive Plan.

Accounting Treatment

Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards and restricted stock units).

Awards to be Granted

The Board of Directors adopted the 2021 Equity Incentive Plan, and the Compensation Committee intends to meet after shareholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.  As of April 1, 2021, there were eleven non-employee directors and approximately 872 employees eligible to receive awards under the 2021 Equity Incentive Plan.

Required Vote and Recommendation of the Board

In order to approve the 2021 Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. 2021 EQUITY INCENTIVE PLAN.

SHAREHOLDER PROPOSALS UNDER SEC RULE 14a-8

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders under SEC Rule 14a-8, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 898 Veterans Memorial Highway, Suite 560 Hauppauge, New York 11788, no later than December 17, 2021. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS OR NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly nominate persons for election to the Board of Directors or bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under SEC Rule 14a-8 any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Shareholders must be given to the Company by January 16, 2022.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.

HOUSEHOLDING

If you receive proxy materials by mail, unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more shareholders reside if we believe the shareholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

●	If your shares are registered in your own name, contact our transfer agent, Computershare, and inform them of your request to revoke householding by calling 1-800-368-5948, or by writing them at Computershare, PO Box 30170 College Station, TX 77842, Attention: Householding Department.
●	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

ANNUAL REPORT

A copy of the Annual Report to shareholders for the period ended December 31, 2020, including the consolidated financial statements prepared in conformity with U.S. GAAP for the year ended December 31, 2020, accompanies this Proxy Statement. The consolidated financial statements for the year ended December 31, 2020 have been audited by Crowe LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, or by calling (631) 537-1000, or by accessing the Company’s Investor Relations website http://investors.dime.com/inforequest.

By Order of the Board of Directors

Patricia M. Schaubeck
Corporate Secretary

Hauppauge, New York
April 16, 2021

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix 1

Dime Community Bancshares, Inc. 2021 Equity Incentive Plan

ARTICLE 1 — GENERAL

Section 1.1    Purpose, Effective Date and Term.    The purpose of the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan (the "Plan") is to promote the long-term financial success of Dime Community Bancshares, Inc. (the "Company"), and its Subsidiaries, including Dime Community Bank (the "Bank"), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company's stockholders through the ownership of additional shares of common stock of the Company and/or through compensation tied to the value of the Company's common stock. The "Effective Date" of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan will remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary date of the Effective Date.  Upon stockholder approval of this Plan, no further awards shall be granted under the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan (the "2020 Equity Plan") or the Bridge Bancorp, Inc. 2019 Equity Incentive Plan (the “2019 Equity Plan”), each of which shall remain in existence solely for the purpose of administering outstanding grants under those plans.

Section 1.2    Administration.    The Plan will be administered by the Compensation and Human Resources Committee of the Board of Directors or the Board of Directors itself (the “Committee”) in accordance with Section 5.1.

Section 1.3    Participation.    Each individual who is granted and holds an Award in accordance with the terms of the Plan shall be a Participant in the Plan (a "Participant"). The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4    Definitions.    Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 — AWARDS

Section 2.1    General.    Any Award under the Plan may be granted singularly or in combination with another Award or other Awards. Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in an Award Agreement. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include Stock Options, Restricted Stock and Restricted Stock Units and any Award may be granted as a Performance Award.

Section 2.2    Stock Options.    A Stock Option is a grant that represents the right to purchase shares of Stock at an established Exercise Price.

(a)    Grant of Stock Options.    Each Stock Option shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting or exercisability (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service, as the Committee may, in its discretion, prescribe. Any Stock Option may be either an Incentive Stock Option(an “ISO”) that is intended to satisfy the requirements applicable to an "Incentive Stock Option" described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date on which the Plan is approved by the Board of Directors, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify it from ISO treatment, so that it becomes a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Option to be subject to Code Section 409A (unless, as modified, the Option complies with Code Section 409A).

(b)    Other Terms and Conditions.    A Stock Option shall be exercisable in accordance with its terms and conditions and during the periods established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to a 10% Stockholder). The Exercise Price of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if an ISO is granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price shall be by cash or, subject to limitations imposed by applicable law, by any other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price (and if applicable, any tax withholding); (iv) by personal, certified or cashier's check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)    Prohibition of Cash Buy-Outs of Underwater Stock Options.    Under no circumstances will any underwater Stock Option (i.e., a Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of Stock as of the same date) that was granted under the Plan be bought back by the Company without stockholder approval.

(d)    Prohibition Against Repricing.    Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company's stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award's in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.3    Restricted Stock.

(a)    Grant of Restricted Stock.    A Restricted Stock Award is a grant of a share of Stock for no consideration or such minimum consideration as may be required by applicable law, subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Award shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall either be (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Dime Community Bancshares, Inc., dated [date], made pursuant to the terms of the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan, copies of which are on file at the executive offices of Dime Community Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of the Award. In the event Restricted Stock is not issued in certificate form, the Company and its transfer agent shall maintain appropriate bookkeeping entries that evidence Participants' ownership of the Award. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)    Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends.    Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributed to the Participants.  Notwithstanding the foregoing, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in the Restricted Stock Award.   Upon the vesting of a performance-based Restricted Stock Award, any dividends declared but not paid to the Participant during the vesting period shall be paid within thirty (30) days following the vesting date.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which the dividends were derived.

(ii)    Voting Rights.    Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock Award and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)    Tender Offers and Merger Elections.    Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. The direction for any the shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or the other person who shall be independent of the Company, as the Committee shall designate in the direction (if the Participant is not the a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4    Restricted Stock Units.

(a)    Grant of Restricted Stock Unit Awards.    A Restricted Stock Unit is an Award denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Stock multiplied by the number of Restricted Stock Units being settled, or a combination of shares of Stock and cash. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period and the vesting period (whether time- and/or performance-based); (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service.

(b)    Other Terms and Conditions.    Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)    The Committee shall impose any other conditions and/or restrictions on any Restricted Stock Unit Award as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of Restricted Stock Units.

(ii)    The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall generally be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)   Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of the Restricted Stock Unit for which the Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)   A Participant shall have no voting rights with respect to any Restricted Stock Units. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if one, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5    Vesting of Awards.    The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with a Change in Control as set forth in Article 4.

Section 2.6    Deferred Compensation.    If any Award would be considered "deferred compensation" as defined under Code Section 409A ("Deferred Compensation"), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant's acceptance of any Award under the Plan constitutes acknowledgement and consent to the rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if the discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation shall settle and be paid in no event later than 2-1/2 months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7.    Effect of Termination of Service on Awards.    The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and/or a Subsidiary and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon a Participant's Termination of Service for any reason other than due to Disability, death or for Cause, Stock Options shall be exercisable only as to those shares of Stock that were immediately exercisable by the Participant at the date of termination, and the Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)   In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested) and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)   Upon Termination of Service for reason of Disability or death, any Service-based Stock Options shall be exercisable as to all shares of Stock subject to an outstanding Option, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at such actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one year following a Termination of Service due to death or Disability; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three months of Termination of Service.

(d)   Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)   Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

Section 2.8.    Holding Period for Vested Awards.    As a condition of receipt of an Award, a Participant must agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option until the later of (i) 12 months or (ii) the date the individual meets the minimum ownership requirements (if any) applicable to that individual. The foregoing limitation shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination following a Change in Control, or to the extent that (i) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (ii) a Participant exercises a Stock Option by a net settlement, and in the case of (i) and (ii) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1    Available Shares.    The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    Share Reserve.    The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to (i) One Million Two Hundred Thousand (1,200,000) shares of Stock, subject to adjustment as provided herein. The aggregate number of shares available for grant under this Plan from the share reserve and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4. As of the Effective Date, no further grants will be made under the 2019 Equity Plan or the 2020 Equity Plan.

(b)    Computation of Shares Available.    For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock Award or Restricted Stock Unit, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3    Limitations on Grants to Non-Employee Directors.    The sum of the grant date fair value of equity-based awards under the Plan, including Stock Options, Restricted Stock and Restricted Stock Units, plus the amount of any cash-based compensation paid to a non-Employee Director, may not exceed $400,000 for any calendar year.

Section 3.4    Corporate Transactions.

(a)    General.    In the event any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock without consideration, or similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price. In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events

(including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in Which Company is Not Surviving Entity.    In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, consolidation or other business reorganization. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. In the event the acquiring entity fails or refuses to assume the Company's outstanding Awards, any Service-based Awards shall vest immediately at or immediately prior to the effective time of such merger, consolidation or other business reorganization. Any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) at the time of such merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on such date. Unless another treatment is specified in the documents governing such merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of the Company's Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options, the holder shall receive the difference, in cash, between the aggregate Exercise Price of such holder's outstanding Stock Options and the value exchanged for outstanding shares of the Stock in such merger, consolidation or other business reorganization.

Section 3.5    Delivery of Shares.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates.    To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control.    Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan:

(a)    At the time of an Involuntary Termination following a Change in Control, all service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant's Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)   At the time of an Involuntary Termination following a Change in Control, all Service-based Awards of Restricted Stock and Restricted Stock Units shall become fully earned and vested immediately.

(c)   In the event of an Involuntary Termination following a Change in Control, a prorated portion of any Performance Awards will vest based on actual performance measured as of the most recent completed fiscal quarter. If actual performance cannot be determined, a prorated portion of the Performance Awards will vest at the target performance level. The pro-rata portion will be calculated based on a number of months worked during the performance period as a percentage of the total performance period.

Section 4.2    Definition of Change in Control.    For purposes of this Agreement, the term "Change in Control" shall mean (i) a change in the ownership of the Bank or the Company, (ii) a change in the effective control of the Bank or Company, or (iii) a change in the ownership of a substantial portion of the assets of the Bank or Company, in each instance as described below.

(a)   A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation.

(b)      A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing thirty percent (30%) or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank’s or Company’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or Company’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the Bank or Company is another corporation.

(c)    A change in a substantial portion of the Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

ARTICLE 5 — COMMITTEE

Section 5.1    Administration.    The Plan shall be administered by the Compensation and Human Resources Committee or the Board of Directors if no Compensation and Human Resources Committee exists. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are "independent directors" under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee.    The administration of the Plan by the Committee shall be subject to the following:

(a)    The Committee shall have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Committee shall not exercise its discretion to accelerate an Award within the first year following the date of grant, or to extend the time period to exercise a Stock Option, provided that the extension is consistent with Code Section 409A.

(b)   The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)   The Committee shall have the authority to define terms not otherwise defined herein.

(d)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(e)   The Committee shall have the authority to: (i) suspend a Participant's right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a "cashless exercise" or "broker-assisted exercise") to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the "Blackout Period"); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board of Directors who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action.    The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1    General.    The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Sections 2.6, 3.4 and 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award prior to the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company's stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes.    Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board (the “FASB”) subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets.    Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right evidenced by an Award Agreement to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder.    Except as otherwise provided in the Plan or in the Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability.    Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant's Beneficiary.

Section 7.3    Designation of Beneficiaries.    A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity.    Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (any subsequent approval by the Company’s stockholders) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Eligibility for Form and Time of Elections/Notification Under Code Section 83(b).    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.6    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7    Tax Withholding.    Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require the Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and/or specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the amount required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements.

Section 7.8    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.9    Successors.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.10    Indemnification.    To the fullest extent permitted by law and the Company's governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11    No Fractional Shares.    Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.12    Governing Law.    The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Suffolk County in the State of New York, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13    Benefits Under Other Plans.    Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant's employer. The term "Qualified Retirement Plan" means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.14    Validity.    If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.15    Notice.    Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given:

(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)   in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)   in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's Corporate Secretary (unless given by the Company’s Corporate Secretary, in which case the notice shall be given to the Chairman of the Board of Directors), unless otherwise provided in the Award Agreement.

Section 7.16    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant's provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17    Awards Subject to Clawback.

(a)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to "clawback" as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)   Awards granted hereunder are subject to any clawback Policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise

Section 7.18    Automatic Exercise.    In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on that date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19    Regulatory Requirements.    The grant and settlement of Awards shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 — DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    "10% Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)   "Award" means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)   "Award Agreement" means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement shall be provided (or made available electronically) to each Participant.

(d)   "Board of Directors" means the Board of Directors of the Company.

(e)   If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for "Cause," then, for purposes of this Plan, the term "Cause" shall have meaning set forth in such agreement. In the absence of such a definition, "Cause" means termination because of the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony; the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer; the employee breaches his fiduciary duties to the Employer for personal profit; the employee’s willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer; material breach of the Company’s or the Bank's (or other Subsidiary’s) Code of Ethics; material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Company or the Bank or the Board of Directors will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company; or willfully engaging in actions that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the business reputation of the Bank or the Company.  For an individual who is a non-employee Director, removal for cause under the terms of the charter or by-laws or any law, rule or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee Director.

(f)    "Change in Control" has the meaning ascribed to it in Section 4.2.

(g)   "Code" means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)   "Director" means a member of the Board of Directors or of a board of directors of a Subsidiary.

(i)    If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of "Disability" or "Disabled," then, for purposes of this Plan, the terms "Disability" or "Disabled" shall have meaning set forth in that agreement. In the absence of such a definition, "Disability" shall be defined in accordance with the Bank's long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, "Disability" or "Disabled" shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering

Employees or (iii) has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has occurred.

(j)    "Disinterested Board Member" means a member of the Board of Directors who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary for the past three (3) years; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(k)    "Dividend Equivalent Right" means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of the Stock, as specified in the Award Agreement.

(l)    "Employee" means any person employed by the Company or a Subsidiary, including Directors who are also employed by the Company or a Subsidiary.

(m)  "Exchange" means any national securities exchange on which the Stock may from time to time be listed or traded.

(n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

(o)   "Exercise Price" means the price established with respect to a Stock Option pursuant to Section 2.2.

(p)   "Fair Market Value" on any date, means: (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on an Exchange, "Fair Market Value" shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

(q)   A termination of employment by an Employee Participant shall be deemed a termination of employment for "Good Reason" as a result of the Participant's resignation from the employ of the Company or any Subsidiary within ninety (90) days upon the occurrence of any of the following events:

(i)    a material diminution in Participant's base salary;

(ii)    a material diminution in Participant's authority, duties or responsibilities;

(iii)   a change in the geographic location at which Participant must perform his duties that is more than twenty-five (25) miles from the location of Participant's principal workplace; or

(iv)   notwithstanding the foregoing, in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for "Good Reason" or a substantially similar term, then the occurrence of any event set forth in such definition.

(r)    "Immediate Family Member" means with respect to any Participant: (i) any of the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant's household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(s)    "Involuntary Termination" means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(t)    "Incentive Stock Option" or "ISO" has the meaning ascribed to it in Section 2.2.

(u)   "Non-Qualified Option" means the right to purchase shares of Stock that is either:

(i) designated as a Non-Qualified Option,

(ii) granted to a Participant who is not an Employee; or

(iii) granted to an Employee, but does not satisfy the requirements of Code Section 422.

(v)    "Performance Award" means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied. Notwithstanding anything herein to the contrary, no Performance Award shall be granted under terms that will permit its accelerated vesting upon termination of Service (other than death or Disability or upon an Involuntary Termination following a Change in Control).

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on assets; cash return on assets; return on equity; cash return on equity; return on tangible equity; cash return on tangible equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; operating efficiency ratio; financial return ratios; core earnings, capital; increase in revenue; total stockholder return; total shareholder return including special dividends; net operating income, operating income; net interest margin or net interest rate spread; cash flow; cash earnings; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; non-performing asset ratio; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management's Discussion and Analysis section of the Company's annual report or in the Compensation Discussion and Analysis Section, if any, of the Company's annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company's stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(w)  "Restricted Stock" or "Restricted Stock Award" has the meaning ascribed to it in Section 2.3(a).

(x)    "Restricted Stock Unit" has the meaning ascribed to it in Section 2.4(a).

(y)    "Restriction Period" has the meaning set forth in Section 2.4(b)(iii).

(z)  "SEC" means the United States Securities and Exchange Commission.

(aa) "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

(bb) "Service" means service as an Employee or Director of the Company or a Subsidiary, as the case may be, and includes service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(cc) "Stock" means the common stock of the Company, $0.01 par value per share.

(dd) "Stock Option" has the meaning ascribed to it in Section 2.2.

(ee) "Subsidiary" means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(ff) "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)    The Participant's cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)    The Participant's cessation as an Employee shall not be deemed to occur by reason of the Participant's being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's Services, provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six month period. For purposes of this sub-section, to the extent applicable, an Employee's leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)   If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(iv)   Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of "Separation from Service" as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a "Separation from Service" shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a "Specified Employee," as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant's Separation from Service.

(v)    With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(gg) "Voting Securities" means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    actions permitted under this Plan may be taken at any time and from time to time in the actor's reasonable discretion;

(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)   in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";

(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)   indications of time of day mean Eastern Time;

(f)    "including" means "including, but not limited to";

(g)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)   all words used in this Plan will be construed to be of the gender or number as the circumstances and context require;

(i)    the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

DIME COMMUNITY BANCSHARES, INC.
898 VETERANS MEMORIAL HIGHWAY
HAUPPAUGE, NEW YORK 11788
ATTN: SHAREHOLDER RELATIONS

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DCOM2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will be held on May 27, 2021 at 10:00 A.M. Eastern Time.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47080-Z79588 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2, 3 and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2, 3 and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following twelve nominees for Directors for terms to expire at the 2022 Annual Meeting of Shareholders:

NOMINEES:

01) Kenneth J. Mahon	07) Raymond A. Nielsen
02) Marcia Z. Hefter	08) Kevin M. O'Connor
03) Rosemarie Chen	09) Vincent F. Palagiano
04) Michael P. Devine	10) Joseph J. Perry
05) Matthew Lindenbaum	11) Kevin Stein
06) Albert E. McCoy, Jr.	12) Dennis A. Suskind

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 16, 2021, for the Annual Meeting.

Please note the Annual Meeting is being held as a virtual meeting as a result of the COVID-19 coronavirus outbreak.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D47081-Z79588

DIME COMMUNITY BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on May 27, 2021.

The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints Patricia M. Schaubeck to represent and to vote as proxy, as designated on the reverse side, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on April 1, 2021, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 A.M., Eastern Time, on May 27, 2021, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, both dated April 16, 2021, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this Proxy will be voted FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3 and 4. If this Proxy is executed in such a way as not to withhold authority to vote for the election of any nominee, this Proxy shall be deemed to grant such authority.**

(Continued and to be signed on reverse side)

DIME COMMUNITY BANCSHARES, INC.
898 VETERANS MEMORIAL HIGHWAY
HAUPPAUGE, NEW YORK 11788
ATTN: SHAREHOLDER RELATIONS

VOTE BY INTERNET - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47082-P53908 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2, 3 and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2, 3 and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following twelve nominees for Directors for terms to expire at the 2022 Annual Meeting of Shareholders:

NOMINEES:

01) Kenneth J. Mahon	07) Raymond A. Nielsen
02) Marcia Z. Hefter	08) Kevin M. O'Connor
03) Rosemarie Chen	09) Vincent F. Palagiano
04) Michael P. Devine	10) Joseph J. Perry
05) Matthew Lindenbaum	11) Kevin Stein
06) Albert E. McCoy, Jr.	12) Dennis A. Suskind

Proposals 1, 2, 3 and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors of Dime Community Bancshares, Inc. recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4. (If this Confidential Voting Instructions Card is signed but no direction is given, this Voting Instructions Card will be deemed to instruct votes "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4). The directions, if any, given in this Confidential Voting Instructions Card will not be disclosed to any directors, officers or employees of Dime Community Bancshares, Inc. or Dime Community Bank.

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in the proxies executed by the Trustee.

The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of these Confidential Voting Instructions, of a Voting Instruction Letter, a Notice of the Annual Meeting of Shareholders of Dime Community Bancshares, Inc., a Proxy Statement dated April 16, 2021 for the 2021 Annual Meeting and an Annual Report to Shareholders.

Note: Please sign exactly as your name or names appear(s) on this Confidential Voting Instructions Card. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 2, 2020 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company’s subsidiary, BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Tuesday, June 2, 2020 at 11:00 a.m. local time, and at any and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” each of the nominees listed in Item 1, and “FOR” Items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Bridge Bancorp, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BDGE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D47083-P53908

DIME COMMUNITY BANCSHARES, INC.
CONFIDENTIAL VOTING INSTRUCTIONS
SOLICITED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
OF DIME COMMUNITY BANCSHARES, INC.
FOR
THE DIME COMMUNITY BANK KSOP

The undersigned participant, former participant or beneficiary of a deceased former participant in The Dime Community Bank KSOP [the "KSOP"] hereby provides the voting instructions specified to Principal Trust Company, the Trustee of the KSOP (the "Trustee"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Dime Community Bancshares, Inc. that are held by the Trustee, in its capacity as Trustee, as of April 1, 2021 at the Annual Meeting of Shareholders of Dime Community Bancshares, Inc. to be held on May 27, 2021, and at any adjournment or postponement thereof.

As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated April 16, 2021, the Trustee will vote the common stock of Dime Community Bancshares, Inc. held by the KSOP to reflect the voting instructions on this Confidential voting instructions card, in the manner described in the accompanying letter from the Compensation and Human Resources Committee dated April 16, 2021.

(Continued and to be signed on reverse side)